UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

Seahawk Drilling, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2010

To Our Stockholders:

On behalf of your Board of Directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Seahawk Drilling, Inc., which will be held at 9:00 a.m., Houston time, on May 12, 2010, at the Renaissance Hotel, 6 Greenway Plaza, Houston, Texas 77046.

This is the first annual meeting of stockholders of Seahawk Drilling, Inc. We became an independent, publicly traded company upon the distribution of our common stock to stockholders of Pride International, Inc. (“Pride”), our former parent company, on August 24, 2009 (the “spin-off”).

At this meeting, we will ask you to elect two directors to serve as Class I directors on our Board of Directors to hold office until the 2013 annual meeting of stockholders or until such person’s successor shall be duly elected and qualified and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010. The meeting also will provide us an opportunity to review with you our business and affairs since the spin-off from Pride.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

RANDALL D. STILLEY
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders

To Be Held on May 12, 2010

This proxy statement, along with our annual report on Form 10-K for the year ended December 31, 2009 and the 2009 annual report to stockholders, are available free of charge at the following website: www.seahawkdrilling.com/investor-relations/annual-report-proxy.

SEAHAWK DRILLING, INC.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 12, 2010

The annual meeting of stockholders of Seahawk Drilling, Inc. will be held at the Renaissance Hotel, 6 Greenway Plaza, Houston, Texas 77046, on May 12, 2010, at 9:00 a.m., Houston time, for the following purposes:

Proposal 1.	To elect two directors to serve as Class I directors on our Board of Directors to hold office until the 2013 annual meeting of stockholders or until such person’s successor shall be duly elected and qualified.

Proposal 2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The Board of Directors has established March 29, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

ALEJANDRO CESTERO
Secretary

March 31, 2010

5 Greenway Plaza, Suite 2700

Houston, Texas 77046

SEAHAWK DRILLING, INC.

5 Greenway Plaza, Suite 2700

Houston, Texas 77046

PROXY STATEMENT

FOR

2010 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2010 annual meeting of stockholders of Seahawk to be held on May 12, 2010, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees and the ratification of the appointment of the independent registered public accounting firm.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this proxy statement and our 2009 annual report, are first being sent to stockholders on or about April 9, 2010.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The Board of Directors has established March 29, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 11,813,204 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

The nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. The ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the votes cast on the matter.

Under the rules that govern brokers who have record ownership of shares that they hold in “street name” for their clients who are the beneficial owners of the shares, brokers normally have discretion to vote such shares on routine matters, such as ratifications of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted on a proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Proposal 1 to elect two directors to serve as Class I directors is a non-routine matter. Therefore, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposal 1, your broker will not be able to vote your shares on this proposal. We urge you to provide instructions to your broker so that your votes may be counted on this important matter.

Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions. Abstentions and broker non-votes will not affect the outcome of either of the matters to be voted on at the annual meeting.

Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or facsimile or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, we have engaged BNY Mellon to assist in the solicitation of proxies for a fee of $6,500 plus reimbursement of certain out-of-pocket expenses.

ELECTION OF CLASS I DIRECTORS

(PROPOSAL 1 ON PROXY CARD)

Election of Class I Directors

We have three classes of directors. The number of directors is split among the three classes as equally as possible. The term of each directorship is three years so that one class of directors is elected each year. All directors are elected for three-year terms or until their successors are duly elected and qualified. At this annual meeting, the stockholders will vote to elect two Class I directors for a term expiring at the 2013 annual meeting of stockholders. The current Class I directors are Stephen A. Snider and Randall D. Stilley. Messrs. Snider and Stilley were appointed to the Board of Directors as Class I directors on August 24, 2009, the date of our spin-off from Pride.

Unless contrary instructions are set forth in the proxies, it is intended that each person executing a proxy will vote all shares represented by such proxy for the election of each of Messrs. Snider and Stilley as a director. Should any of Messrs. Snider and Stilley become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. Management has no reason to believe that any of Messrs. Snider and Stilley will be unable or unwilling to serve if elected.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the two nominees receiving the greatest number of votes cast will be elected as directors. Your Board of Directors unanimously recommends a vote “FOR” election of the aforementioned two Class I director nominees.

Directors

Set forth below is certain information concerning the current directors of Seahawk, with each person’s business experience for at least the past five years. Each of the directors listed below has been a director of Seahawk since August 2009.

NAME	AGE	PRESENT POSITIONS WITH SEAHAWK	EXPIRATION OF PRESENT TERM
Randall D. Stilley	56	Class I Director, President and Chief Executive Officer	2010
Stephen A. Snider	62	Class I Director, Chairman of the Board of Directors	2010
Richard J. Alario	55	Class II Director	2011
Mark E. Baldwin	56	Class II Director	2011
Franklin Myers	57	Class III Director	2012
John T. Nesser, III	61	Class III Director	2012
Edmund P. Segner, III	56	Class III Director	2012

Nominees for Election for Class I Directors

Randall D. Stilley currently serves as our President and Chief Executive Officer. Mr. Stilley served as Pride’s Chief Executive Officer—Mat Jackup Division from September 2008 to August 24, 2009, which is the date of our spin-off from Pride. Prior to joining Pride, from October 2004 to June 2008, Mr. Stilley was President and Chief Executive Officer of Hercules Offshore, Inc., an offshore contract drilling services provider. From January 2004 to October 2004, Mr. Stilley was Chief Executive Officer of Seitel, Inc., an oilfield services company. From June 2008 to September 2008 and from 2000 until January 2004, Mr. Stilley was an independent business consultant and managed private investments. From 1997 until 2000, Mr. Stilley was President of the Oilfield Services Division at Weatherford International, Inc., an oilfield services company. Prior to joining Weatherford in 1997, Mr. Stilley served in a variety of positions at Halliburton Company, an oilfield services company. Mr. Stilley also served on the board of directors of Hercules Offshore, Inc. from 2005 to June 2008. He is a registered professional engineer in the state of Texas and a member of the Society of Petroleum Engineers. Mr. Stilley holds a Bachelor of Science degree in Aerospace Engineering from the University of Texas at Austin.

Stephen A. Snider currently serves as our Chairman of the Board. Mr. Snider held the position of Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business, in each case from the completion of the merger between Hanover Compressor Company and Universal Compression Holdings, Inc. in 2007 until June 2009. Exterran Holdings and Exterran Partners are publicly traded and headquartered in Houston, Texas. Until the merger in 2007, Mr. Snider held the position of Chairman, President and Chief Executive Officer of Universal Compression Holdings, Inc. and Universal Compression Partners, L.P., since their inception in 1998 and 2006, respectively. Mr. Snider also serves on the board of directors of Energen Corporation and Dresser-Rand Group Inc. Mr. Snider also served on the board of directors of: Universal Compression Holdings, Inc. from 2000 to the merger in 2007; Universal Compression Partners, L.P. from 2006 to the formation of Exterran Partners, L.P. in 2007; and T-3 Energy Services Inc. from 2003 to July 2007. Mr. Snider has over 30 years of experience in senior management of operating companies. Mr. Snider holds a Bachelor of Science in Civil Engineering from the University of Detroit and a Master of Business Administration from the University of Colorado at Denver.

Class II Directors

Richard J. Alario has served as the Chief Executive Officer of Key Energy Services, Inc., a publicly traded provider of rig-based well services, since May 1, 2004, as Chairman of its board of directors, since August 25, 2004, and as President, since January 1, 2004. Mr. Alario joined Key Energy Services as President and Chief Operating Officer effective January 1, 2004 and has been a member of the board of Key Energy Services since May 2004. Prior to joining Key Energy Services, Mr. Alario was employed by BJ Services Company, where he served as Vice President from May 2002 after OSCA, Inc. was acquired by BJ Services. Prior to joining BJ Services, Mr. Alario had over 21 years of service in various capacities with OSCA, an oilfield services company, most recently serving as its Executive Vice President. He currently serves as director and chairman of the Health, Safety, Security and Environmental Committee of the National Ocean Industries Association. Mr. Alario holds a Bachelor of Arts from Louisiana State University.

Mark E. Baldwin has served as the Executive Vice President and Chief Financial Officer of Dresser-Rand Group Inc., a publicly traded supplier of custom-engineered rotating equipment solutions, since August 2007. Prior to that, he served as the Executive Vice President, Chief Financial Officer and Treasurer of Veritas DGC Inc., a public energy service company from August 2004 until February 2007. From April 2003 to July 2004 he was an Operating Partner at First Reserve Corporation. Mr. Baldwin was not employed from March 2007 to July 2007. Other previous experience includes 17 years with Keystone International Inc. in a variety of finance and operations positions, including Treasurer, Chief Financial Officer, and President of the Industrial Valves and Controls Group. Mr. Baldwin served as Chairman and Chief Executive Officer of Pentacon Inc. from 1997 to April 2001. On May 23, 2002, thirteen months after Mr. Baldwin’s departure from Pentacon, Pentacon and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas. In its last Form 10-Q filed on August 14, 2002, Pentacon cited the downturn in its business, a substantial portion of which involved sales to the aerospace industry, since the September 11, 2001 terrorist attacks in New York and Washington D.C., combined with the decrease in credit availability as reasons for it seeking the protection of the federal bankruptcy laws. Mr. Baldwin has a Bachelor of Science in Mechanical Engineering from Duke University and a Master of Business Administration from Tulane University.

Class III Directors

Franklin Myers served as the Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, systems and services, from April 2008 through March 2009. Before April 2008, Mr. Myers was the Senior Vice President and Chief Financial Officer of Cameron. Mr. Myers became Senior Vice President of Cameron in 1995, and served as General Counsel and Corporate Secretary of Cameron from 1995 to 1999, as well as President of its Cooper Energy Services Division from 1998 until 2001. Prior to joining Cameron, he was Senior Vice President and General Counsel of Baker Hughes Incorporated, an oilfield services and equipment provider, and an attorney and partner with the law firm of Fulbright & Jaworski L.L.P. in Houston, Texas. Mr. Myers currently serves on the board of directors of Comfort Systems, Inc., a NYSE-listed provider of heating, ventilation and air conditioning services, and Frontier Oil Corporation, a publicly traded company which owns and operates refineries. Mr. Myers also serves on the board of directors of ION Geophysical Corporation, a company that provides advanced seismic data acquisition equipment, seismic software, and seismic planning, processing and interpretation services. He holds a Bachelor of Science degree in Industrial Engineering from Mississippi State University and a Juris Doctor degree with Honors from the University of Mississippi.

John T. Nesser, III has served as the Executive Vice President and Chief Operating Officer of J. Ray McDermott, S.A., a subsidiary of McDermott International, Inc., a publicly traded engineering and construction company, since October 2008. Previously, he served as McDermott International’s Executive Vice President, Chief Administrative and Legal Officer from January 2007 to September 2008; Executive Vice President and General Counsel from January 2006 to January 2007; Executive Vice President, General Counsel and Corporate Secretary from February 2001 to January 2006; Senior Vice President, General Counsel and Corporate Secretary from January 2000 to February 2001; Vice President and Associate General Counsel from June 1999 to January 2000; and Associate General Counsel from October 1998 to June 1999. Prior to joining McDermott International, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985. Mr. Nesser holds a Bachelor of Arts in Finance and Commercial Banking and a Juris Doctor degree from Louisiana State University.

Edmund P. Segner, III is currently a Professor in the Practice in Civil Engineering Management at Rice University in Houston, Texas, a position he has held since July 2006 and full time since July 2007. From July 2007 through his transition to retirement in November 2008, he served as Vice President of EOG Resources, Inc., a publicly traded independent oil and gas company. Mr. Segner served as Senior Executive Vice President and Chief of Staff and Director of EOG from February 2007 through June 2007. From August 1999 to February 2007 he served as President and Chief of Staff and Director of EOG, and from March 2003 through June 2007 he also served as the principal financial officer of EOG. Mr. Segner serves on the board of directors of Exterran Partners, L.P. and Bill Barrett Corporation. Mr. Segner previously served as a director of Universal Compression Holdings, Inc. from 2000 to 2002. Mr. Segner holds a Bachelor of Science in Civil Engineering from Rice University and a Master of Arts in Economics from the University of Houston, and he is also a Certified Public Accountant.

There are no family relationships between any of our executive officers or directors. There are no contractual obligations regarding the election of our executive officers or directors.

Corporate Governance

Corporate Governance Guidelines. In connection with our spin-off from Pride, the Board of Directors established its Corporate Governance Guidelines. The Corporate Governance Guidelines provide a framework for our company’s governance and the activities of the Board of Directors, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to management, annual evaluations of the Board of Directors and other corporate governance practices and principles.

The Corporate Governance Guidelines, as well as our Code of Business Conduct and Ethical Practices and the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are available on our website at www.seahawkdrilling.com under “Corporate Governance” in the “Investors Relations” section. In addition, these documents are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Director Independence. The Board of Directors has affirmatively determined that Messrs. Snider, Alario, Baldwin, Myers, Nesser and Segner are independent within the meaning of our director independence standards, which reflect the Nasdaq Stock Market, Inc. (“Nasdaq”) director independence standards, and have no relationship with Seahawk that would interfere with the exercise of independent judgment in carrying out the responsibilities as a director.

Code of Business Conduct and Ethical Practices. All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethical Practices, which was adopted in connection with our spin-off from Pride. The Code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior, to comply with the law, and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Code. The Code establishes procedures for the confidential and anonymous reporting of a violation of the Code. We prohibit any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Code. The Code is available on our website at www.seahawkdrilling.com as described above.

Accounting and Auditing Concerns. The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Details regarding these procedures can be found on our website at www.seahawkdrilling.com.

Meetings of Independent Directors. The independent directors of Seahawk meet in regularly scheduled executive sessions at times and for reasons as they desire, with at least two executive sessions per year. Currently, the director who presides at these meetings is Mr. Snider, our Chairman of the Board.

Communication with the Board. Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full Board of Directors, the specified independent director or the independent directors as a group.

Organization of the Board of Directors

Leadership Structure. We do not have a policy requiring either that the positions of the Chairman of the Board and of the Chief Executive Officer be separate or that they be occupied by the same individual. We believe that it is in the best interest of Seahawk for the Board of Directors to make a determination when it elects a new Chief Executive Officer or at other times consideration is warranted by circumstances. At this time, the roles of Chairman of the Board and Chief Executive Officer are held by two individuals. Mr. Snider serves as our Chairman of the Board and Mr. Stilley serves as our President and Chief Executive Officer. Separating these positions allows our President and Chief Executive Officer to focus on the day-to-day business and affairs of Seahawk, while allowing our Chairman of the Board to lead the Board of Directors in its role of providing advice to and independent oversight of management. The Board of Directors believes that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for Seahawk at this time.

Management is responsible for the day-to-day management of risks Seahawk faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Chairman of the Board meets regularly with our President and Chief Executive Officer and other senior officers to discuss strategy and risks facing Seahawk. Senior management attends board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

While the Board of Directors is ultimately responsible for risk oversight at our company, our three board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Committees. The Board of Directors is responsible for oversight of our business and affairs. To assist the Board of Directors in carrying out its duties, the Board of Directors has delegated certain authority to a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The Board of Directors also has delegated, and may in the future delegate, certain authority to other committees of the Board of Directors from time to time. From the time of our spin-off from Pride until the end of 2009, the Board of Directors held four meetings. Each current director attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which he served that were held during the term of his service on the Board of Directors and its committees. Directors are expected to attend meetings of the Board of Directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Alario, Nesser (Chairman) and Snider. The Board of Directors has determined that the members of the Committee are independent under applicable Nasdaq standards. The Committee is responsible for identifying and recommending candidates to fill vacancies on the Board of Directors and for election by the stockholders, recommending committee assignments for directors to the Board of Directors, monitoring and assessing the performance of the Board of Directors, its committees, individual directors and senior management, reviewing compensation received by directors for service on the Board of Directors and its committees and developing and recommending to the Board of Directors appropriate corporate governance policies, practices and procedures for us. From the time of our spin-off from Pride until the end of 2009, the Committee held two meetings. The charter of the Committee is available on our website at www.seahawkdrilling.com as described above.

Audit Committee. The Audit Committee currently consists of Messrs. Baldwin, Myers, and Segner (Chairman). The Board of Directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Nasdaq standards. The Board of Directors also has determined that each member of our Audit Committee is a financial expert as defined by applicable Securities and Exchange Commission (“SEC”) rules. Please refer to “— Directors” above for relevant experience. The Committee’s purpose is to assist the Board of Directors in overseeing the integrity of our financial statements, the compliance by us with legal and regulatory requirements, the independence, qualifications and performance of our independent auditors and the performance of our internal audit function. From the time of our spin-off from Pride until the end of 2009, the Committee held three meetings. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.seahawkdrilling.com as described above.

Compensation Committee. The Compensation Committee currently consists of Messrs. Alario (Chairman), Myers and Nesser. The Board of Directors has determined that the members of the Committee are independent under applicable Nasdaq standards. The Committee’s purpose is to review and approve the compensation of our executive officers and other key employees, to administer and make recommendations to the Board of Directors with respect to our incentive compensation plans, equity-based plans and other compensation benefit plans and to produce a compensation committee report and assist management with the preparation of the compensation discussion and analysis as required by the SEC for inclusion in the annual proxy statement. From the time of our spin-off from Pride until the end of 2009, the Committee held two meetings. The charter of the Committee is available on our website at www.seahawkdrilling.com as described above.

The Compensation Committee may delegate certain authority to a subcommittee of its members or to such other committees as may be contemplated by any of our benefit plans. The Compensation Committee established an administrative committee, which is called the Seahawk Drilling, Inc. Benefits Committee (the “Benefits Committee”), to oversee the maintenance and administration of the employee welfare and benefit plans, including, but not limited to, qualified retirement plans (e.g., the Seahawk Drilling, Inc. 401(k) Plan) and health and welfare plans, but excluding the incentive and equity compensation plans, maintained by Seahawk and other companies affiliated with Seahawk. The membership of the Benefits Committee is composed of officers and employees of Seahawk.

Review of Director Nominees and Director Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying and recommending candidates to fill vacancies on the Board of Directors and for election by the stockholders. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee plans to regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Board of Directors or the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, stockholders or other persons.

In assessing the qualifications of prospective nominees to the Board of Directors, the Nominating and Corporate Governance Committee considers each nominee’s personal and professional integrity, experience, education, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of Seahawk and our stockholders. The Committee also considers, and assists the Board of Directors in evaluating, the independence of directors and prospective nominees to the Board of Directors. The Nominating and Corporate Governance Committee considers at least annually, and recommends to the Board of Directors suggested changes to, if any, the size, composition, organization and governance of the Board of Directors and its committees.

Our Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Seahawk believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of age, creed, disability, gender, national origin, race, religion or any other basis proscribed by law.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the Committee, the stockholder should submit the recommendation in writing to the Chairman, Nominating and Corporate Governance

Committee, in care of the Secretary, Seahawk Drilling, Inc., 5 Greenway Plaza, Suite 2700, Houston, Texas 77046. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

We believe that each of our directors, including our nominees for election presented in this proxy statement, possess:

•	high standards of personal and professional ethics, character, integrity and values;

•	an inquisitive and objective perspective;

•	practical wisdom; and

•	mature judgment.

Each of our directors is willing to devote sufficient time to discharging his duties and responsibilities effectively, and is committed to serving Seahawk and its stockholders. Set forth below is a brief description of the specific experience, qualifications and skills attributable to each of our directors that led us to our conclusion that the person should serve as a director for Seahawk as of the date of this proxy statement.

Randall D. Stilley. Prior to becoming Seahawk’s President and Chief Executive Officer, Mr. Stilley accumulated over seven years of leadership experience as the chief executive officer of Hercules Offshore, Inc., another publicly traded provider of offshore contract drilling services, and Seitel, Inc., a publicly traded oilfield services company, and as the president of the Oilfield Services Division at Weatherford International, Inc, an oilfield services company. Mr. Stilley also served as a director of Hercules Offshore, Inc. for over two years. We believe that Mr. Stilley’s significant prior experience in the roles of chief executive officer, president, board member and member of senior management; his extensive experience in our industry; and his engineering background make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

Stephen A. Snider. Prior to becoming the Chairman of the Board of Seahawk, Mr. Snider accumulated over eight years of experience as a chairman of the board of another publicly traded energy services company, Universal Compression Holdings, Inc. Since 2007, Mr. Snider has also been a director of Exterran Holdings, Inc., a publicly traded global natural gas compression services company, and Exterran Partners, L.P., a publicly traded domestic natural gas contract compression services company. Mr. Snider has also served as a director of Energen Corporation, a publicly traded energy company, since 2000, and as a director of Dresser-Rand Group Inc., a publicly traded supplier of custom-engineered rotating equipment solutions, since November of 2009. In addition to his significant experience as a board member, Mr. Snider has served as a chief executive officer of publicly traded companies for over 11 years and has served as a member of senior management for various operating companies for over 30 years. We believe that Mr. Snider’s significant prior experience in the roles of chairman of the board, board member, chief executive officer and member of senior management and extensive experience in the energy industry make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

Richard J. Alario. Mr. Alario has over five years of experience as a director of another publicly traded company, Key Energy Services, Inc., a provider of rig-based well services. Mr. Alario has also served in the leadership roles of chief executive officer, chairman of the board, president and chief operating officer of Key Energy Services, Inc. In addition, Mr. Alario has over 28 years of experience in the oilfield services industry, including significant management roles at BJ Services Company and OSCA. We believe that Mr. Alario’s significant prior experience in the roles of chief executive officer, chairman of the board, president, chief operating officer, board member and member of senior management; his many years of service in our industry; and his operational background make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

Mark E. Baldwin. Mr. Baldwin has over 12 years of experience as a chief financial officer of Dresser-Rand Group Inc., a publicly traded supplier of custom-engineered rotating equipment solutions, Veritas DGC Inc., a public energy services company, and Keystone International, Inc., a publicly traded manufacturer of flow control products. As a result of his experience as a chief financial officer, Mr. Baldwin has accumulated significant experience in managing the financial reporting of publicly traded companies. Mr. Baldwin also served in the leadership positions of Chairman and Chief Executive Officer of Pentacon Inc. for over three years. In addition, Mr. Baldwin has over 21 years of prior experience serving in various roles as a member of senior management of other publicly traded companies and four years of experience as a director of two other publicly traded companies. We believe that Mr. Baldwin’s significant prior experience in the roles of chief financial officer, chairman of the board, chief executive officer and member of senior management and his financial and energy industry related experience make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

Franklin Myers. Since 1995, Mr. Myers has served in a variety of senior management positions at Cameron International Corporation, a publicly traded provider of flow equipment products, systems and services, including chief financial officer, general counsel and president of Cameron’s Cooper Energy Services Division. Mr. Myers has also served as general counsel of Baker Hughes Incorporated, an oilfield services and equipment provider, and as a partner with the law firm of Fulbright & Jaworski L.L.P. As a result of the positions he held at Cameron, Baker Hughes and Fulbright, Mr. Myers has accumulated significant legal, financial reporting and management experience. Mr. Myers has also served as a board member of Comfort Systems, Inc., a NYSE-listed provider of heating, ventilation and air conditioning services, since 2005 and as a board member of Frontier Oil Corporation, a publicly traded company which owns and operates refineries, since November of 2009. We believe that Mr. Myers’ significant prior experience in the roles of chief financial officer, general counsel, president, board member and member of senior management and his legal and financial backgrounds make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

John T. Nesser, III. Mr. Nesser has over 10 years of experience serving as a member of senior management in various roles at McDermott International, Inc., a publicly traded engineering and construction company. During his time at McDermott International, Mr. Nesser served in the roles of chief operating officer of J. Ray McDermott, S.A., a subsidiary of McDermott International, and as general counsel and chief administrative and legal officer of McDermott International. Mr. Nesser served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985. As a result of serving in these roles, Mr. Nesser has accumulated significant legal experience and management experience. We believe that Mr. Nesser’s significant prior experience in the roles of chief operating officer, general counsel, chief administrative and legal officer and member of senior management and his legal and operational backgrounds make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

Edmund P. Segner, III. Mr. Segner has 20 prior years of experience serving as a member of senior management and/or a director in various roles at various public companies, including principal financial officer, president and chief of staff, at EOG Resources, Inc., a publicly traded oil and gas company. In addition, during the last ten years, Mr. Segner served on the board of directors of EOG from 1999 to 2007, Universal Compression Holdings, Inc. from 2000 to 2002, Exterran Partners, L.P., a publicly traded domestic natural gas contract compression services business, since 2009, and Bill Barrett Corporation, a publicly traded oil and gas exploration company, since 2009. We believe that Mr. Segner’s significant prior experience in the roles of principal financial officer, president, chief of staff, board member and member of senior management and his energy and financial background make a significant contribution to the board’s mix of backgrounds and skills and qualify him to be a director of Seahawk.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2009 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis.

SECURITY OWNERSHIP

The following table sets forth information as of March 1, 2010 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

Name	Number of Shares Beneficially Owned	Percent
Artisan Partners Holdings LP (1)	1,321,100	11.3%
875 East Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202
Seadrill Limited (2)	1,099,999	9.5%
P.O. Box HM 1593
Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08 Bermuda
Chilton Investment Company, LLC (3)	979,603	8.4%
1266 East Main Street, 7th Floor
Stamford, Connecticut 06902
MHR Fund Management LLC (4)	855,465	7.4%
40 West 57th Street, 24th Floor
New York, New York 10019
FMR LLC (5)	806,271	6.9%
82 Devonshire Street
Boston, Massachusetts 02109
BlackRock, Inc. (6)	720,035	6.2%
40 East 52nd Street
New York, New York 10022
Richard J. Alario	0	*
Mark E. Baldwin	0	*
Alejandro Cestero	30,520	*
Oscar A. German	24,048	*
William C. Hoffman	0	*
Steven A. Manz	35,793	*
Franklin Myers	0	*
John T. Nesser, III	0	*
Edmund P. Segner, III	0	*
Stephen A. Snider	0	*
Randall D. Stilley	145,336	1.2%
All executive officers and directors as a group (10 persons)	211,649	1.8%

*	Less than one percent.

(1)

Based solely on an amendment to Schedule 13G filed with the SEC on February 11, 2010 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation, the general partner of Artisan Holdings (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC, the general partner of Artisan Partners (“Artisan Investments”), ZFIC, Inc., the sole stockholder of Artisan Corp. (“ZFIC”), Andrew A. Ziegler, Carlene M. Ziegler and Artisan Funds, Inc. (“Artisan Funds”). Artisan Holdings is the sole limited partner of Artisan Partners. Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. The shares reported in the amendment to Schedule 13G were acquired on behalf of discretionary clients of Artisan Partners and Artisan Holdings. Artisan Partners and Artisan

Holdings hold 1,321,100 shares, including 806,500 shares on behalf of Artisan Funds. Each of Artisan Holdings, Artisan Corp., ZFIC, Mr. Ziegler and Ms. Ziegler report shared voting power for 1,208,200 shares and shared dispositive power for 1,321,100 shares. Each of Artisan Partners and Artisan Investments report shared voting power for 1,186,300 shares and shared dispositive power for 1,299,200 shares. Artisan Funds reports shared voting power and shared dispositive power for 806,500 shares.

(2)	Based solely on a Schedule 13D/A filed with the SEC on September 21, 2009 by Seadrill Limited, Hemen Holding Limited, the principal shareholder of Seadrill, John Fredriksen, who indirectly controls Hemen and is the Chairman, President and a Director of Seadrill, and C.K. Limited, which indirectly controls Hemen. In the Schedule 13D/A, the reporting persons assert beneficial ownership, with shared voting and dispositive power, of the 1,099,999 shares directly held by Seadrill.

(3)	Based solely on a Schedule 13G filed with the SEC on February 12, 2010 by Chilton Investment Company, LLC. Chilton Investment Company, LLC reports sole power to dispose or to direct the disposition of 979,603 shares of common stock.

(4)	Based solely on a Schedule 13G filed with the SEC on September 3, 2009 by MHR Institutional Partners III LP (“Institutional Partners III”), MHR Institutional Advisors III LLC (“Institutional Advisors III”), MHR Fund Management LLC (“Fund Management”) and Mark H. Rachesky, M.D. (“Dr. Rachesky”) relating to an aggregate of 855,465 shares held for the accounts of MHR Capital Partners Master Account LP (“Master Account”), MHR Capital Partners (100) LP (“Capital Partners”) and Institutional Partners III. MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account (40,641 shares) and Capital Partners (4,874 shares). Institutional Advisors III is the general partner of Institutional Partners III and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of Institutional Partners III (809,950 shares). Fund Management is an affiliate of and has an investment management agreement with Master Account, Capital Partners and Institutional Partners III and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock and, accordingly, Fund Management may be deemed to beneficially own the shares of common stock held for the account of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 855,465 shares). Dr. Rachesky is the managing member of Advisors, Institutional Advisors III and Fund Management and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 855,465 shares).

(5)	Based solely on an amendment to Schedule 13G/A filed with the SEC on January 11, 2010 by FMR LLC and Mr. Edward C. Johnson III. FMR LLC reports sole power to dispose or to direct the disposition of 806,271 shares of common stock.

(6)	Based solely on a Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc. BlackRock, Inc. reports sole power to dispose or to direct the disposition of 720,035 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Agreements Between Us and Pride

Following our spin-off from Pride, Seahawk and Pride began operating independently. Seahawk does not own any equity interest in Pride and we believe that Pride does not own any equity interest in us. In connection with the spin-off from Pride, we entered into various agreements with Pride that effected our separation from Pride and govern the relationship between Pride and us after the spin-off. The terms of these agreements were determined in the context of a parent-subsidiary relationship and thus may be less favorable to us than the terms we could have obtained from an unaffiliated third party. We have provided below a summary description of the material terms and conditions of the master separation agreement and several other important agreements we entered into, including a transition services agreement, tax sharing agreement, employee matters agreement and tax support agreement.

Master Separation Agreement

The master separation agreement between us and Pride governed the separation of our business from Pride’s business, the distribution of our shares to Pride stockholders at the time of the spin-off and other matters related to Pride’s relationship with us.

The Separation. In connection with the spin-off, Pride effected a series of transactions that caused us to succeed to the assets of its mat-supported jackup rig business, which assets included stock and other equity interests of Pride subsidiaries. In addition, Pride paid to us at the time of the spin-off approximately $47.3 million in cash. We also succeeded to, and have agreed to perform and fulfill, certain liabilities of Pride’s mat-supported jackup rig business. In particular, under the terms of the master separation agreement we are responsible for:

•

all liabilities to the extent relating to, arising out of or resulting from Pride’s operations in the Gulf of Mexico (including the U.S. and Mexico regions of the Gulf of Mexico) and all liabilities of Seahawk Drilling, Inc. (and the subsidiaries of Seahawk Drilling, Inc. after giving effect to the transfers of subsidiaries undertaken in connection with the separation, which generally consist of the entities in which Pride’s operations in the Gulf of Mexico historically have been conducted); other than, in each case, (A) liabilities arising out of any operations of Pride conducted after the spin-off, (B) liabilities associated with the Pride Tennessee and Pride Wisconsin to the extent relating to, arising out of or resulting from operations after December 31, 2008, and (C) liabilities associated with the deepwater drilling services management contracts for the Thunderhorse, Mad Dog and Holstein rigs;

•	liabilities to the extent relating to, arising out of or resulting from our post-spin-off operations, or any assets owned by us or our subsidiaries as of or after the spin-off; and

•	liabilities under the master separation agreement and other ancillary agreements.

We are also responsible for any liabilities, costs or expenses related to, arising out of or resulting from Pride’s ongoing FCPA investigation to the extent related to Pride’s and our operations in Mexico (subject to certain exceptions), except that we will not be liable for any fine, penalty or profit disgorgement payable to the United States government in excess of $1 million, and we will not be allocated any fees or expenses of third party advisors retained by Pride. We will be responsible for all costs and expenses resulting from the appointment of a compliance monitor or consultant or any similar remedy for us. At the date of the spin-off from Pride, we recognized an indemnity obligation to Pride of approximately $0.3 million.

Except as set forth in the master separation agreement, no party made any representation or warranty as to the companies, capital stock, assets or liabilities transferred or assumed as a part of the separation and any assets that were transferred were transferred on an “as is, where is” basis. As a result, we and Pride each have agreed to bear the economic and legal risks that any conveyances of capital stock or assets are insufficient to vest good and marketable title to such capital stock or assets, as the case may be, in the party who should have title under the master separation agreement.

Surety Instruments and Guarantees. The master separation agreement required that we and Pride use our commercially reasonable efforts to terminate (or have us or one of our subsidiaries substituted for Pride, or Pride or one of its subsidiaries substituted for us, as applicable, under) all guarantees existing at the time of the spin-off that were made by one party of obligations relating to the business of the other party, including financial, performance and other guarantee obligations. We agreed with Pride that each party would use its commercially reasonable efforts to have the other party substituted under letters of credit or other surety instruments issued by third parties for the account of either party or any of its subsidiaries issued on behalf of the other party’s business. As of December 31, 2009, we have secured the release of Pride’s indemnity on all outstanding bonds.

Insurance. The master separation agreement provides that, to the extent permitted by the terms of the applicable policy, we and our directors, officers and employees will continue to have (as successors-in-interest) all rights we and they had immediately prior to the spin-off, with respect to events that occurred prior to the spin-off, as a subsidiary, affiliate, division, director, officer or employee of Pride under any Pride insurance policy with a third-party carrier. Pride will have no liability if any insurance policy is terminated, is not renewed or extended, or is insufficient or unavailable.

Intellectual Property. In connection with the separation, we assigned to Pride all intellectual property rights to the extent not exclusively used in our business, and Pride granted us a perpetual, nonexclusive, royalty-free license in all such intellectual property. We retained all rights in our trademarks, and in intellectual property exclusively used in our business and other specified intellectual property.

Access to Information. Subject to applicable confidentiality provisions and other restrictions, we and Pride will each give each other any information in that company’s possession that the requesting party reasonably needs (1) to comply with requirements imposed on the requesting party by a governmental authority, (2) for use in any proceeding to satisfy audit, accounting, insurance claims, regulatory, litigation or other similar requirements, (3) to comply with its obligations under the master separation agreement and other ancillary agreements or (4) for any other significant business need as mutually determined in good faith by the parties.

Non-Compete. Under the terms of the master separation agreement, we are generally not permitted to own or operate any rig with a water depth rating of more than 500 feet, subject to certain exceptions. These provisions remain in effect until August 24, 2012, which is the third anniversary of the consummation of the spin-off.

Nonsolicitation of Employees. In the master separation agreement we have agreed to refrain, until August 24, 2010, from directly soliciting, recruiting or hiring employees of Pride without Pride’s consent. This prohibition will not apply to general recruitment efforts carried out through public or general solicitation.

Indemnification and Release. In general, under the master separation agreement, we have agreed to indemnify Pride and its representatives and affiliates against certain liabilities from third party claims to the extent relating to, arising out of or resulting from:

•	our failure to discharge any of our liabilities or any of our agreements;

•	the operation of our business, whether before or after the spin-off; or

•

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the registration statement on Form 10 which was declared effective by the SEC on August 12, 2009, other than certain information relating to Pride.

In general, under the master separation agreement, Pride has agreed to indemnify us and our representatives and affiliates against certain liabilities from third party claims to the extent relating to, arising out of or resulting from:

•	the failure of Pride to discharge any liability of Pride or any Pride agreement that is not transferred to us;

•	the operation of Pride’s business (other than our business), whether before or after the spin-off; or

•

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the registration statement on Form 10 which was declared effective by the SEC on August 12, 2009, only for certain information relating to Pride.

Under the master separation agreement, we generally released Pride and its affiliates, agents, successors and assigns, and Pride generally released us and our affiliates, agents, successors and assigns, from any liabilities between us or our subsidiaries on the one hand, and Pride or its subsidiaries on the other hand, arising from acts or events occurring on or before the spin-off, including acts or events occurring in connection with the separation or distribution. The general release does not apply to obligations under the master separation agreement or any ancillary agreement or to specified ongoing contractual arrangements.

Transition Services Agreement

In connection with the spin-off, we entered into a transition services agreement with Pride. Under the agreement, Pride will provide us with specified support services during a transitional period of up to two years following the spin-off. Pride may provide specified accounting, treasury, hotline, human resources, information technology and systems, purchasing and supply vessel services and office and yard space access in exchange for agreed fees set forth in the transition services agreement. We may generally terminate the service on 30 days advance notice, subject to payment of any increased or stranded costs associated with early termination. As of December 31, 2009, we have terminated substantially all transition services.

The Pride Tennessee and Pride Wisconsin are two independent-leg jackup rigs owned by Pride. After the spin-off, the customer contracts applicable to these rigs remained with the Seahawk subsidiaries which originally entered into these contracts. Pursuant to an agreement we entered into with Pride, all benefits and risks of these customer contracts passed through to Pride until their completion, which occurred in August 2009 for the Pride Wisconsin and in October 2009 for the Pride Tennessee. We are no longer obligated to manage these rigs.

Only in limited circumstances will Pride be liable to us with respect to the provision of services under the transition services agreement.

Tax Sharing Agreement

In connection with the spin-off, we entered into a tax sharing agreement with Pride that governs Pride’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits, and other tax matters. References in this summary description of the tax sharing agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

Under the tax sharing agreement, for tax periods (or portions thereof):

•

ending prior to January 1, 2009, we are responsible for paying all United States federal, state, local and foreign income taxes that are attributable to Pride’s operations in the Gulf of Mexico and our and our predecessor’s operations wherever conducted (other than income taxes associated with certain deepwater drilling services contracts), and Pride is responsible for paying all United States federal, state, local and foreign income taxes that are attributable to Pride’s other businesses;

•

beginning on or after January 1, 2009, and ending on or prior to August 24, 2009, the date of the spin-off, we are responsible for paying all United States federal, state, local and foreign income taxes that are attributable to the mat-supported jackup rig business, and Pride is responsible for paying all United States federal, state, local and foreign income taxes that are attributable to Pride’s businesses other than the mat-supported jackup rig business; and

•	beginning after August 24, 2009, we are responsible for paying all United States federal, state, local and foreign income taxes that are attributable to us and our subsidiaries.

Generally, we must reimburse Pride, and Pride must reimburse us, for the use by one party of tax benefits allocated (under rules consistent with how taxes are allocated) to the other party. However, we have no obligation to reimburse Pride, and Pride has no obligation to reimburse us, for tax benefits arising in and used during tax periods beginning prior to August 24, 2009, unless (i) such tax benefits result from a tax proceeding resolved after August 24, 2009, and (ii) the use of such tax benefits does not reduce or defer the use of the other party’s other tax benefits or result in an increase in the other party’s taxes.

Notwithstanding the tax sharing agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we (or our subsidiaries) have been included in Pride’s consolidated group, we (or our subsidiaries) could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Pride for tax liabilities allocated to Pride under the tax sharing agreement.

We are responsible for preparing and filing all tax returns that include us or one of our subsidiaries, other than any consolidated, combined or unitary income tax return that includes us or one of our subsidiaries, on the one hand, and Pride or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand, except for certain Mexican tax returns, and we have the authority to respond to and conduct all tax proceedings, including tax audits, involving any taxes or any deemed adjustment to taxes reported on such tax returns. Pride is responsible for preparing and filing all consolidated, combined or unitary income tax returns that include us or one of our subsidiaries, on the one hand, and Pride or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand, except for certain Mexican tax returns, and Pride has the authority to respond to and conduct all tax proceedings, including tax audits, relating to taxes or any deemed adjustment to taxes reported on such tax returns. To the extent legally permitted, we are required to carry tax benefits forward rather than back to a tax year that begins prior to the date of the spin-off. Pride must generally pay to us any refunds it receives on the use of our carried back tax benefits, except to the extent that Pride’s use of such tax benefit reduces or defers the use of Pride’s other tax benefits or results in an increase in Pride’s taxes. We are entitled to participate in any tax proceeding involving any taxes or deemed adjustment to taxes for which we are liable under the tax sharing agreement. The tax sharing agreement further provides for cooperation between us and Pride with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

To the extent permitted by applicable tax law, we and Pride will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) immediately prior to the spin-off, and accordingly, as not includible in the taxable income of the recipient. However, if any payment by us results from the spin-off and/or certain related transactions failing to qualify for tax-free treatment and causes, directly or indirectly, an increase in the taxable income of Pride (or its affiliates), our payment obligation will be grossed up to take into account the deemed taxes owed by Pride (or its affiliates).

Finally, the tax sharing agreement requires that neither we nor any of our subsidiaries take or fail to take any action that would be inconsistent with or prohibit the spin-off and certain related transactions from qualifying under Sections 355 and/or 368 of the Internal Revenue Code of 1986, as amended (the “Code”). Such actions include but are not limited to any of the following actions within the two-year period following the effective time of the spin-off: (i) selling all or substantially all of the assets that constitute our mat-supported jackup rig business to any person (other than to us or to an entity which is and will be wholly owned, directly or indirectly, by us), (ii) transferring any of our or any of our affiliates’ assets in certain transactions described in Section 368(a)(1) of the Code to another entity (other than to us or to an entity which is and will be wholly owned, directly or indirectly, by us), (iii) transferring all or substantially all of the assets that constitute our mat-supported jackup rig business in a transaction described in Sections 351 or 721 of the Code (other than to a corporation or partnership which is and will be wholly owned, directly or indirectly, by us), (iv) issuing stock of us or any affiliate (or any instrument that is convertible or exchangeable into any such stock) except in certain permitted cases relating to employee compensation, (v) facilitating or otherwise participating in any acquisition (or deemed acquisition) of our stock that would result in any shareholder or certain groups of shareholders owning or being deemed to own 40% or more (by vote or value) of our outstanding stock, and (vi) redeeming or otherwise repurchasing any of our stock except in certain permitted cases and subject to certain limits. However, we are permitted to take one or more of the foregoing actions if (i) we obtain from counsel an opinion which is reasonably satisfactory to Pride that such action will not adversely affect the tax consequences of the spin-off and certain related transactions or (ii) we provide Pride with suitable financial security sufficient to cover any and all taxes that may arise from taking such action.

Moreover, in the event that the spin-off and/or certain related transactions were to fail to qualify for tax-free treatment, we are generally responsible for 50% of the tax resulting from such failure. However, if the spin-off and/or certain related transactions were to fail to qualify for tax-free treatment because of certain actions or failures to act by us or by Pride, the party taking or failing to take such actions is responsible for all of the tax resulting from such failure.

Employee Matters Agreement

In connection with the spin-off, we entered into an employee matters agreement with Pride to allocate responsibilities relating to our employees and their participation in certain benefit plans maintained by Pride or a subsidiary of Pride.

Our employees immediately following the spin-off, as a general rule, continued to participate in employee benefit plans, which provide substantially comparable benefits as those provided to those employees under Pride’s employee benefit plans before the spin-off. From the date of the spin-off until December 31, 2009, Seahawk employees were eligible to continue to participate in certain of the Pride health and welfare plans in which they participated prior to the spin-off. Pride is not obligated to provide any retiree medical or paid time off benefits to Seahawk employees, though Seahawk administers its own paid time off policy so that credit is given for Seahawk employees’ pre-spin-off service to Pride in 2009.

The employee matters agreement also provided for the adjustments and replacement awards that were made at the time of the spin-off with respect to Pride restricted stock units, restricted stock and stock options held by Seahawk employees as described below under “Compensation Discussion and Analysis – 2009 Long-Term Stock-Based Incentive Awards—Replacement Awards.”

Tax Support Agreement

Pursuant to the tax support agreement between us and Pride, Pride has agreed to provide a guarantee or indemnity in favor of the issuer of any surety bonds or other collateral issued for our account in respect of Mexican tax assessments made prior to the date of the spin-off to the extent requested by us. On July 31, 2012, July 31, 2013, July 31, 2014 and August 24, 2015, we may be required to provide substitute credit support for certain portions of the collateral guaranteed or indemnified by Pride, so that Pride’s obligations are terminated in their entirety by August 24, 2015. Throughout the term of these bonds, and pursuant to the tax support agreement, we will pay Pride a fee based on the credit support provided. We are not obligated to utilize Pride’s credit support for the provision of surety bonds or other collateral. The tax support agreement with Pride does not obligate Pride to guarantee or indemnify the issuer of any surety bonds or other collateral issued in respect of future tax assessments.

Conflicts of Interest and Related Person Transactions

Pursuant to our Code of Business Conduct and Ethical Practices, employees, officers and directors must not engage, or give the appearance of engaging, in any activity involving a conflict of interest, or a reasonably foreseeable conflict of interest, between their personal interests and our interests. Any employee, officer or director who is uncertain whether a particular set of circumstances constitutes a conflict of interest should seek appropriate, before-the-fact guidance from our Chief Compliance Officer.

Further, our Corporate Governance Guidelines provide that where an actual or potential conflict of interest involving a director develops, the director should report the matter immediately to the chairman of the Nominating and Corporate Governance Committee for evaluation. If the actual or potential conflict of interest involves the chairman of the Nominating and Corporate Governance Committee, the director shall inform the Chairman of the Board. A significant and potentially ongoing conflict must be resolved or the director should resign. Also, if a director has a personal or business interest in a matter that is before the Board of Directors, the director must disclose the interest to the Chairman of the Board and, if appropriate, recuse himself from participation in the related deliberations and abstain from voting on the matter.

Our Audit Committee is responsible for reviewing and overseeing all related party transactions (as defined in the SEC regulations). This responsibility is set forth in the Audit Committee Charter.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Overview

On August 24, 2009, we became an independent publicly traded company upon the distribution of our common stock to stockholders of Pride, our former parent company. In connection with the spin-off, the Compensation Committee of Pride’s board of directors (the “Pride Compensation Committee”) established the basic structure of our executive compensation program, including an equity and cash incentive plan and employment agreements for our named executive officers, other than our Senior Vice President and Chief Operating Officer who joined Seahawk after the spin-off. Once appointed in August 2009, our Compensation Committee approved the executive compensation programs and arrangements established by Pride prior to the spin-off, including the compensation arrangements with our President and Chief Executive Officer, Chief Financial Officer and our three next highly compensated named executive officers.

Our executive compensation program has been designed to achieve the following three objectives:

•	to align the interests, long-term decision making, and rewards of our executives with those of our stockholders;

•	to retain and motivate executives who serve our stockholders’ interests; and

•	to attract talented external candidates when vacancies arise.

Alignment of Interests

Our executive compensation program is based on the principle that an employee is likeliest to serve the interests of our stockholders when his or her own interests are aligned with our stockholders’ interests. Our hiring practices are designed to identify candidates who have a demonstrated ability and desire to serve the interests of our stockholders. Our executive compensation program, however, acknowledges that hiring talented candidates is not sufficient to maximize the performance of those candidates. Rather, employees, including named executive officers, should have financial incentives to serve the interests of our stockholders. We believe that the most effective way to unify the interests of our executives and our stockholders is to provide a significant amount of the total compensation opportunity through annual incentive awards, which create incentives for meeting annual performance targets, and long-term stock-based incentive compensation, which focuses executives on the longer-term performance of our company.

Retention

Our executive compensation program is also based on the principle that executives who are serving the interests of our stockholders should be retained and incentivized to continue serving those interests. Given their qualifications, experience and professionalism, our executives, as well as the non-executive members of our management team who may be candidates for executive positions in the future, are highly marketable. Opportunities for alternative employment frequently arise in the energy industry, and our executive compensation program is designed to retain our executives in light of these other opportunities.

Attracting Candidates

Finally, our executive compensation program is based on the principle that highly qualified candidates seek the best available opportunities, from both a professional and a financial standpoint. Our program seeks to provide compensation that is competitive in relation to alternatives in the markets in which we compete for executives.

Administration of Executive Compensation Program

In this Compensation Discussion and Analysis, “named executive officers” refers to our executive officers named in the Summary Compensation Table below and consists of the following:

•	Randall D. Stilley, our President and Chief Executive Officer;

•	William C. Hoffman, our Senior Vice President and Chief Operating Officer;

•	Steven A. Manz, our Senior Vice President and Chief Financial Officer;

•	Alejandro Cestero, our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary; and

•	Oscar A. German, our former Senior Vice President—Human Resources and Administration.

Our executive compensation program was initially designed by the Pride Compensation Committee. In designing our executive compensation program, Pride’s Compensation Committee engaged an outside consultant, Frederic W. Cook & Co., Inc., the primary role of which was to provide Pride’s Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our incentive program. Pride’s and our management did not direct or oversee the retention or activities of the compensation consultant with respect to our executive compensation program and has not engaged Frederic W. Cook & Co., Inc. in any other capacity.

Following our spin-off, our executive compensation program was and continues to be administered by the Compensation Committee of our Board of Directors. The specific duties and responsibilities of the Compensation Committee are described under “Organization of the Board of Directors” included elsewhere in this proxy statement. Our Compensation Committee engaged an outside, independent consultant, Longnecker & Associates (“L&A”). The primary role of L&A is to provide the Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our incentive programs and employment contracts. Our management does not direct or oversee the retention or activities of L&A with respect to our executive compensation program. L&A also provided assistance in preparing this Compensation Discussion & Analysis and in preparing calculations related to section 280G of the Internal Revenue Code of 1986, as amended (“Code Section 280G”).

The Compensation Committee works with senior management to establish an agenda for each meeting of the Compensation Committee and, with the assistance of outside advisors, to prepare meeting materials. Our senior management and Benefits Committee (described under “Organization of the Board of Directors—Compensation Committee”) supports our Compensation Committee in performing its role with respect to administering the compensation program. Members of our senior management and outside advisors may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and Board of Directors often solicit the views of the President and Chief Executive Officer on compensation matters relating to the compensation of the other members of senior management.

We expect that the Compensation Committee, with input from the other non-management directors, will conduct a performance evaluation of Mr. Stilley’s performance during 2010, and Mr. Stilley will conduct performance evaluations of our other executive officers’ performance during 2010 and make recommendations to the Compensation Committee regarding all aspects of their compensation. No executive has the authority to establish or modify executive officer compensation.

Market Comparison

Annually, on the basis of performance evaluations for each executive officer, our Compensation Committee will conduct a review of base salary, annual cash incentive compensation and long-term stock-based incentive compensation, which we refer to as total direct compensation, with respect to each executive and will make adjustments, if any, to the preceding year’s levels. In determining compensation levels, our Compensation Committee seeks, and we believe Pride’s Compensation Committee sought, to position each element of each executive officer’s total direct compensation at a competitive level in relation to similar compensation paid to the executive’s peers, as described below.

In order to develop relevant compensation comparisons for our named executive officers, our Compensation Committee and Pride’s Compensation Committee selected certain peer companies against which to compare our executive compensation program.

Peer Companies used by Pride’s Compensation Committee

The peer companies listed below were utilized by Pride in setting initial compensation prior to the spin-off for the named executive officers, other than Mr. Hoffman who joined Seahawk after the spin-off from Pride. The following companies were selected because they either directly competed with or had operations that were comparable to Pride operations and had similar annual revenues, assets and market capital:

Company Name (1)	Ticker	Revenue (000s)	Assets (000s)	Market Value (000s)
Global Industries, Ltd.	GLBL	$1,071.0	$1,485.6	$358.7
Helmerich & Payne, Inc.	HP	$2,036.5	$3,588.0	$2,138.0
Hercules Offshore, Inc.	HERO	$1,111.8	$2,590.9	$126.8
Oceaneering International, Inc.	OII	$1,977.4	$1,670.0	$1,594.5
Oil-States International, Inc.	OIS	$2,948.5	$2,299.2	$577.7
Patterson- UTI Energy, Inc.	PTEN	$2,209.1	$2,712.8	$1,194.2
Rowan Companies, Inc.	RDC	$2,212.7	$4,548.9	$1,308.8
Superior Energy Services, Inc.	SPN	$1,881.1	$2,491.6	$913.1
Tidewater, Inc.	TDW	$1,270.2	$2,751.8	$1,820.3

(1)	For each company listed in the table above, the revenue and asset values are as of such company’s 2008 fiscal year end. The market values for each company listed in the table above are as of March 12, 2009 and are based on the share price on that date. For comparative purposes, Seahawk had total assets of $805.4 million as of December 31, 2008 and revenues of $681,764 for the twelve month period ended December 31, 2008.

Peer Companies used by our Compensation Committee

We refer to the following group of companies collectively as our compensation peer group which was utilized to review and confirm post-spin and 2010 compensation. Our Compensation Committee selected companies whose median annual revenues were comparable to our projected revenue for 2009. Our Compensation Committee may elect to modify the group for future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the compensation peer group.

Company Name (1)	Ticker	Revenue (000s)	Assets (000s)	Market Value (000s)
Atwood Oceanics, Inc.	ATW	$586.5	$1,509.4	$2,222.8
Gulfmark Offshore, Inc.	GLF	$411.7	$1,557.0	$680.6
Hercules Offshore, Inc.	HERO	$1,111.8	$2,590.9	$131.7
NATCO Group Inc.	NTG	$657.4	$508.2	$955.2
Newpark Resources, Inc.	NR	$858.4	$713.7	$368.2
Parker Drilling Company	PKD	$829.8	$1,213.6	$589.0
RPC, Inc.	RES	$877.0	$793.5	$1,158.0

(1)	For each company listed in the table above, the revenue and asset values are as of such company’s 2008 fiscal year end. The market values for each company listed in the table above are as of March 13, 2009 and are based on the share price on that date. For comparative purposes, Seahawk had total assets of $805.4 million as of December 31, 2008 and revenues of $681,764 for the twelve month period ended December 31, 2008.

L&A also used nationally recognized executive compensation surveys to determine market competitive ranges for the named executive officer positions. Several of these surveys were published surveys purchased by L&A for use by L&A and several of these surveys were available to us only through participation in the survey. The published surveys that L&A primarily utilized for market comparison purposes were:

•	Economic Research Institute, 2008 ERI Executive Compensation Assessor

•	Watson Wyatt, 2008/2009 Top Management Compensation—Compensation Calculator

•	Mercer, 2008 US Executive Compensation Survey

•	Pearl Meyers and Partners, 2008 Drilling Management Survey

•	WorldatWork, 2008/2009 Total Salary Increase Budget Survey

As part of our Compensation Committee’s review and determination of appropriate and competitive initial levels of compensation, they utilized a summary of our competitive position for each component of compensation. The summary was prepared by L&A and derived from the post-spin compensation peer group and executive compensation survey sources described above. The median annual revenues for the companies utilized in the summary were comparable to our revenue for 2009.

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L&A used the compensation information provided in the proxy statements of the members of our compensation peer group to develop market compensation levels in 2009 for our most highly compensated officers. L&A then compared the compensation of the named executive officers in our compensation peer group to our executive pay levels based on position and pay rank.

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L&A also utilized data from the compensation surveys described above (using a subset of the companies whose median revenues for 2009 were comparable to our pro forma revenues) to develop marketplace compensation levels for our executive officers.

The compensation peer group compensation proxy data, together with the compensation survey data, each as described above, are collectively referred to as the “Seahawk compensation data.” We expect that our Compensation Committee will use comparable summaries in future reviews and determinations of compensation levels for our executives.

Our Compensation Committee’s annual review of each executive’s total direct compensation will seek to ensure that each component of that compensation is appropriate in view of the performance of the executive and our company, based on the annual performance evaluation discussed above. The review will vary with the compensation component for which the evaluation is being performed. Because each component will be reviewed separately and compensation within each component will be based on the Compensation Committee’s subjective assessment of the individual’s performance and the company’s performance, the percentage of total direct compensation that each component comprises may vary by executive and by year.

Similar to his peers in our compensation peer group, Mr. Stilley, our President and Chief Executive Officer, has a significantly broader scope of responsibilities at our company than the other named executive officers. The difference in compensation for Mr. Stilley described below primarily reflects these differing responsibilities as valued by the companies in our compensation peer group and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Stilley.

Overview of Compensation

Our executive compensation program generally consists of five principal components:

•	base salary;

•	bonus and annual cash incentive compensation;

•	long-term stock-based incentive compensation;

•	severance and change in control arrangements; and

•	limited perquisites.

Base Salary

The first component of our executive compensation program is base salary compensation.

In setting the initial base salaries for our named executive officers, other than Mr. Hoffman, prior to the spin-off, the Pride Compensation Committee positioned each named executive officer around the 50th percentile of the compensation data derived from the peer companies selected by the Pride Compensation Committee. The initial base salary for Mr. Hoffman was set by our Compensation Committee, with input from our President and Chief Executive Officer, utilizing data from the initial Pride peer group survey data and, as noted below, Mr. Hoffman’s initial base salary was reviewed against the Seahawk compensation data after the spin-off.

Our named executive officers were paid the following annual base salaries effective August 24, 2009, for each named executive officer other than Mr. Hoffman who joined our company after spin-off, and August 31, 2009 for Mr. Hoffman:

Name	Base Salary
Randall D. Stilley	$625,000
William C. Hoffman	$400,000
Steven A. Manz	$300,000
Alejandro Cestero	$285,000
Oscar A. German	$240,000

Shortly after the spin-off, based on its review of the Seahawk compensation data, market trends, and general economic conditions after our spin-off, our Compensation Committee concluded that the base salaries that were initially set by Pride’s Compensation Committee for our named executive officers and the salary set for Mr. Hoffman who joined the company after the spin-off, would remain unchanged in 2009.

For 2010, our Compensation Committee will seek to position each executive around the 50th percentile of our compensation peer group based on the Seahawk compensation data. The Compensation Committee will identify the 50th percentile as the average of the 50th percentile medians of each of the data sets that comprise the Seahawk compensation data. Our Compensation Committee believes that this target percentile is an appropriate market position for the named executive officers due to our current high growth stage, the need to attract and retain top talent in a competitive market and the proven track record of our President and Chief Executive Officer and senior management. For future compensation determinations, the extent to which an executive’s base salary falls short of, or exceeds, the 50th percentile will be determined subjectively by our Compensation Committee based on tenure, experience, prior base salary, the results of the annual evaluation and other factors. We expect that executives, other than our President and Chief Executive Officer, will be evaluated on the following criteria: leadership; initiative; relationship and team building; business sense; communication; vision and perspective; supervision; organizational savvy; ethical practices; and fiscal responsibility. We expect that our President and Chief Executive Officer will be evaluated on similar criteria, with emphasis on ethical practices, relations with our Board of Directors, vision, strategy, leadership and professional skills.

2009 Bonuses and Annual Cash Incentive Compensation

The second component of the program is annual cash incentive compensation and bonus. For 2009, Messrs. Stilley, Manz, Cestero and German received awards of discretionary bonuses based on the successful completion of the spin-off from Pride and the impact the named executive officers had on the completion of the spin-off. Mr. Hoffman received a guaranteed bonus for 2009. His guaranteed bonus was agreed as part of the arms-length negotiations of his employment agreement with us. For 2010, we anticipate that we will award annual cash incentive payments based on the achievement of company-wide and personal objectives during 2010.

2009 Bonuses

For 2009, our Compensation Committee awarded discretionary bonus payments to each of Messrs. Stilley, Manz, Cestero and German based on the successful completion of the spin-off from Pride and the impact the named executive officers had on the completion of the spin-off. In determining the 2009 annual cash incentive payment, the Compensation Committee considered the recommendations of the President and Chief Executive Officer in addition to their own evaluations when determining the extent of each named executive officers’ individual contribution to the spin-off completion. The following factors were considered by our Compensation Committee:

•	Assembled management team and Board of Directors for independent public company;

•	Completed spin-off from Pride on August 24, 2009;

•	Assembled and implemented corporate departments, systems and processes independent of former parent; and

•	Established independent third party arrangements and other necessary infrastructure necessary to operate as an independent public company;

•	Implemented a competitive and efficient cost structure post-spin that reduced costs by over $100 million on an annualized basis;

•	Reduced headcount in U.S. and Mexico;

•	Consolidated office locations;

•	Reduced rig operating costs by 35%; and

•	Cold stacked nine rigs to reduce costs and strengthen market position;

•	Positioned Seahawk for eventual market recovery in both the U.S. and Mexico;

•	Maintained debt-free balance sheet to allow opportunistic acquisitions in 2010 and beyond;

•	Kept rigs working at above market rates during 2009 due to superior performance and marketing; and

•	Improved safety performance as compared to 2008.

Our named executive officers received the following discretionary bonuses for fiscal 2009, which amounts were paid in the first quarter of fiscal 2010:

Name	Bonus Percentage (as Percentage of Base Salary)	Bonus Award Amount
Randall D. Stilley	100%	$625,000
Steven A. Manz	75%	$225,000
Alejandro Cestero	50%	$142,500
Oscar A. German	50%	$60,000	(1)

(1)	Pursuant to the terms of his separation agreement with us, Mr. German was awarded half of his 2009 bonus payment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

In an effort to conserve cash in the current economic environment and to encourage executive retention in this competitive market, the Compensation Committee approved the payment of the bonus amounts in the form of 50% cash and 50% Restricted Stock Units (“RSUs”) as follows:

Name	Cash Payment	Restricted Stock Units
Randall D. Stilley	$312,500	14,322
Steven A. Manz	$112,500	5,156
Alejandro Cestero	$71,250	3,265
Oscar A. German	$60,000	0(1)

(1)	Pursuant to the terms of his separation agreement with us, Mr. German was awarded only the cash portion of his 2009 bonus payment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

These RSUs in the table above will vest in accordance with the following terms:

•	in full on the first anniversary following the grant date of February 12, 2010 provided that the executive continues to be employed by Seahawk on the vesting date;

•	in full upon a change in control of Seahawk;

•	in full upon termination of the executive’s employment with Seahawk by reason of death or disability; and

•	in full on a covered termination of the executive, see “Severance and Change in Control Payment—Definitions.”

Mr. Hoffman was entitled to receive a guaranteed cash payment of $200,000 pursuant to his employment agreement. In lieu of his $200,000 cash payment, he agreed to accept payment of $100,000 in cash and the remaining $100,000 in RSUs. The RSUs granted to Mr. Hoffman are subject to the same vesting conditions described above for RSUs granted to our other named executive officers as part of their 2009 bonus awards. Mr. Hoffman was awarded 4,583 RSUs, which was determined by dividing $100,000 by $21.82, which was the closing price of our common stock on February 12, 2010, the grant date.

2010 Annual Cash Incentive Compensation

For 2010, the annual cash incentive will be based on achievement of company-wide and personal objectives during the year. Our Compensation Committee established a “target bonus” for each executive officer between the 50th percentile and 75th percentile of the Seahawk compensation data. The Compensation Committee believes this target percentile market range provides our executives with a competitive market rate for bonuses paid to executives in our compensation peer group. These target bonus percentages also take into account differing levels of experience and responsibility of our executive officers and their prior level of compensation.

The target bonus percentage is applied to the executive’s annual base salary to determine the total target bonus dollar opportunity for that executive. After review, the Compensation Committee determined that the target percentage for each executive officer was appropriate as set by the Pride Compensation Committee. The Compensation Committee will review the market data annually to determine adjustments, if any. For 2010, target bonuses for the named executive officers will be as follows:

Name (1)	Target Incentive (as Percentage of Base Salary)
Randall D. Stilley	100%
William C. Hoffman	75%
Alejandro Cestero	50%

(1)	As previously announced, Mr. Manz’s employment agreement with us terminated effective March 23, 2010 and his employment with us will terminate on May 1, 2010, unless terminated prior to that date in our discretion or otherwise extended by our written agreement with Mr. Manz. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.”

At the beginning of each calendar year, we expect our Compensation Committee will analyze our corporate objectives and, on that basis, determine the metrics by which the executives’ bonuses will be calculated for that year. Each metric will be weighted by the Compensation Committee to reflect its relative importance for the year in question. In addition, the President and Chief Executive Officer will set his personal goals with the Compensation Committee, and each executive other than the President and Chief Executive Officer will set his own personal goals with the President and Chief Executive Officer, which will then be subject to approval by our Compensation Committee. The extent to which the executive achieves those goals will itself be a metric on which part of the bonus is based. We expect that the target bonus percentages will be established by our Compensation Committee during the first quarter of each year. However, the Compensation Committee may establish target bonus percentages without regard to company performance during the period of the year prior to action by the Compensation Committee, and bonuses will be paid based on the achievement of the metrics for the entire calendar year.

Each metric will be assigned a minimum threshold result, a target result and a maximum result, at which the amount of the bonus awarded with respect to that metric would be, as a percentage of base salary, 100% with respect to Mr. Cestero, 150% with respect to Mr. Hoffman and 200% with respect to Mr. Stilley.

All bonuses paid under the program, while expected to be based on the guidelines established by the Compensation Committee, are at all times subject to our Compensation Committee’s discretion. The Compensation Committee may exercise this discretion to increase or decrease the bonus amounts, possibly by significant amounts.

In the first quarter of 2010, the Compensation Committee determined the performance measures to be utilized for assessment of each executive. For 2010, the Compensation Committee approved Safety, EBIT, CAPEX, Cash Flow, Dayrate, and Utilization as well as specified management objectives as the criteria by which the Compensation Committee will determine performance levels for payment of the 2010 annual cash incentive. The annual cash incentive is generally paid the first quarter of the year following the performance year in review.

Long-Term Stock-Based Incentive Compensation

The third component of our executive compensation program is long-term stock-based incentive compensation. Pursuant to the terms of our spin-off from Pride, we awarded in 2009 substitute restricted stock units to Seahawk employees, including our named executive officers, in recognition of forfeited incentive awards that were previously awarded to them by Pride and that were outstanding at the time of the spin-off. For a description of these replacement awards, see “2009 Long-Term Stock-Based Incentive Awards—Replacement Awards.” In connection with the spin-off in 2009, our Compensation Committee also approved incentive awards to our named executive officers in recognition of their efforts in assisting Seahawk with the completion of its spin-off from Pride, incentive awards related to the employment agreements with our named executive officers, and incentive awards to our named executive officers in recognition of the fact that they did not receive a 2009 incentive award from Pride. For a description of these awards, see “2009 Long-Term Stock-Based Incentive Awards—Spin-off Related Awards.” Each of the awards described below were issued under Seahawk’s 2009 Long-Term Incentive Plan (the “LTIP”).

We expect that our Compensation Committee generally will grant long-term incentive compensation to executives during the first quarter of each calendar year. At the end of 2009, our Compensation Committee determined an aggregate value of stock-based incentive awards to grant to each executive for 2010 that generally would position the executive’s stock-based incentive compensation between the 50th and 75th percentile of our compensation peer group based on the Seahawk compensation data. In so doing, our Compensation Committee sought to tie an appropriate percentage of the executive’s total compensation to the long-term performance of our company. The amount of an executive’s stock-based incentive award was determined subjectively by our Compensation Committee following a recommendation from the President and Chief Executive Officer (or, with respect to the President and Chief Executive Officer, by the Board of Directors following the recommendation by our Compensation Committee), based in part on the executive’s performance.

Long-term stock-based incentive compensation is designed to achieve all of the objectives under our executive compensation program. First, it is a mechanism through which executives become (or can become) stockholders, either through the ownership of shares of restricted stock, restricted stock units or options to purchase stock. Second, the vesting provisions of each award generally require continued employment for the awards to vest, thereby incentivizing the executive to remain in our employment. Third, we use long-term stock-based incentive compensation to attract external candidates, who, by resigning from their prior employer to accept employment with us, may be surrendering unvested equity and other compensation.

2009 Long-Term Stock-Based Incentive Awards—Replacement Awards

Awards Based on Restricted Stock Units Granted to Pride Employees Prior to 2009. Under the terms of the spin-off, Seahawk employees received a cash payment equal to the value of the Seahawk common stock (calculated using $25.94620, the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009) that would have been distributed in the spin-off to a holder of a number of shares of Pride common stock equal to the number of RSUs granted prior to 2009 and held by the employee on the record date. Pride RSUs granted prior to 2009 and held by Seahawk employees were forfeited under the terms of the RSUs as a result of the termination of their employment with Pride. To compensate these employees for the loss of the Pride RSUs granted prior to 2009, a replacement award was made to each such employee of Seahawk RSUs with the number of such Seahawk RSUs equal to (x) $26.54, the closing price of Pride common stock on the date of the spin-off, multiplied by the number of shares of Pride common stock subject to the forfeited Pride RSUs divided by (y) $25.94620, the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009. Each of these replacement awards is subject to a vesting schedule that is identical to the remaining vesting schedule of the corresponding forfeited award on the date of the spin-off.

The following replacement awards were made to our named executive officers:

Executive	Number of RSUs	Grant Date Fair Value (1)	Cash Payment
Alejandro Cestero	15,020	$389,712	$25,775
Oscar A. German	7,289	$189,122	$12,508

(1)	This column represents the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009 of $25.94620 multiplied by the number of RSUs.

Pride Restricted Stock Awards. With respect to vested Pride restricted stock that was vested on or before the spin-off, Seahawk employees received a distribution in the spin-off of fully vested shares of Seahawk common stock for each share of fully vested Pride restricted stock they owned on the record date. The unvested Pride restricted stock a Seahawk employee held was forfeited under the terms of the awards as a result of the termination of the employee’s employment with Pride. To compensate these employees for the loss of the unvested restricted stock, a replacement award was made to each such employee of Seahawk RSUs, with the number of such Seahawk RSUs equal to (x) $26.54, the closing price of Pride common stock on the date of the spin-off multiplied by the number of forfeited shares of Pride restricted stock, divided by (y) $25.94620, the volume-weighted average share price of Seahawk’s common stock on August 25, 2009. Each of these replacement awards is subject to a vesting schedule that is identical to the remaining vesting schedule of the corresponding forfeited award on the date of the spin-off.

The following replacement awards were made to our named executive officers:

Executive	Number of RSUs	Grant Date Fair Value (1)
Alejandro Cestero	2,046	$53,086
Oscar A. German	1,151	$29,864

(1)	This column represents the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009 of $25.94620 multiplied by the number of RSUs.

2009 Long-Term Stock-Based Incentive Awards—Spin-off Related Awards

Spin-off Incentive Awards. Due to the complexity of the spin-off from Pride and Seahawk’s critical need to retain key employees, our Compensation Committee awarded restricted stock units to certain employees, including our named executive officers, in recognition of their efforts in assisting Seahawk with the completion of its spin-off from Pride. The Compensation Committee utilized a percentage of base salary as a baseline adjusted plus or minus using discretion for effort and complexity of responsibilities and work involved in the preparation of the Seahawk spin.

The following spin-off incentive awards were made to our named executive officers

Executive	Number of RSUs	Grant Date Fair Value (1)
Randall D. Stilley	30,255	$785,002
Steven A. Manz	16,381	$425,025
Alejandro Cestero	15,417	$400,013
Oscar A. German	12,912	$335,017

(1)	This column represents the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009 of $25.94620 multiplied by the number of RSUs.

Restricted Stock Units and Options Granted Pursuant to Employment Contracts. The employment agreement, prior to its amendment and restatement, for each of our named executive officers, other than Mr. Hoffman, provided for an initial equity award as of the effective date of the spin-off comprised of RSUs and options to purchase shares of our common stock. The beginning value of the initial equity award, as computed under the terms of the employment agreement, was $4,800,000 for Mr. Stilley, $1,000,000 for Mr. Manz, $690,000 for Mr. Cestero and $575,000 for Mr. German. This beginning value was adjusted up or down to reflect performance of a peer group of companies comprised of Hercules Offshore, Inc., Rowan Companies Inc., Nabors Industries Ltd., Patterson-UTI Energy Inc., Helmerich & Payne Inc., and Superior Energy Services, Inc., or any successor to the foregoing from October 28, 2008 through the effective date of the spin-off, such that the final value, under the terms of the employment agreements, could be as much as 40% more than the beginning value but no less than 75% of the beginning value. The final value of the initial equity award, as computed under the terms of the employment agreement, was $6,436,409 for Mr. Stilley, $1,340,933 for Mr. Manz, $925,261 for Mr. Cestero and $771,048 for Mr. German.

The employment agreement peers set forth above were different from our compensation peer group described above under “Market Comparison.” The peer companies used to set pay levels are generally comparable to us in revenue size. The employment agreement peers, on the other hand, are generally much larger than our company, but were used for this purpose because the stock price performance of these companies is expected to be similar to that of our company based on direct similarities in their businesses and ours.

The initial equity award was divided such that 50% of the initial equity award was in the form of stock options and 50% of the initial equity award was in the form of RSUs. For purposes of dividing the initial equity award, the stock options were valued by the Compensation Committee using a binomial option pricing model based on the volatility of the peer group and with an exercise price of $25.9462, the volume-weighted average price of Seahawk’s common stock on August 25, 2009, and the RSUs were valued using $25.9462, the volume-weighted average price of Seahawk’s common stock on August 25, 2009. These RSUs vested or will vest, and these stock options became exercisable or will become exercisable:

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in three installments of one-third of the underlying shares on August 24, 2009, the effective date of the spin-off, and one-third of the underlying shares on each of the next two anniversaries of the effective date of the spin-off, provided that the executive continues to be employed by Seahawk on the vesting dates;

•	in full on a change in control of Seahawk;

•	in full upon termination of the executive’s employment with Seahawk by reason of death or disability; or

•	in full on a covered termination of the executive, see “Severance and Change in Control Payments—Definitions.”

These stock options are subject to expiration on the earlier of (1) the tenth anniversary of the date of grant, (2) 60 days after the executive’s termination of employment other than due to cause or death, (3) one year after the executive’s termination of employment due to death, or (4) the date of termination of employment for cause.

Mr. Hoffman joined the company on August 31, 2009 and based on his employment agreement was provided an initial RSU equity award valued at $1,893,001. The initial equity award value in Mr. Hoffman’s employment agreement was reached after arm’s length negotiations between us and Mr. Hoffman.

The following awards were made to our named executive officers pursuant to their employment agreements:

Executive	Number of RSUs	Grant Date Fair Value (1)	Number of Options	Grant Date Fair Value (2)
Randall D. Stilley	121,505	$3,152,593	237,887	$3,283,816
William C. Hoffman	84,926	$1,893,001	0	$0
Steven A. Manz	25,314	$656,802	49,560	$684,131
Alejandro Cestero	17,467	$453,202	34,197	$472,059
Oscar A. German	14,556	$377,673	28,497	$393,375

(1)	This column represents the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009 of $25.94620 multiplied by the number of RSUs, with the exception of Mr. Hoffman’s award which is based on the closing price of Seahawk’s common stock on August 31, 2009 multiplied by the number of RSUs. Mr. Hoffman joined Seahawk on August 31, 2009.

(2)	Based on a Black-Scholes pricing model weighted average fair value of stock options granted of $13.80 per share multiplied by the number of shares underlying the unvested and accelerated stock options. For additional information on our valuation of stock options, see Note 9 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009.

2009 Long-Term Stock-Based Incentive Awards. Pursuant to the terms of the employment agreement, prior to its amendment and restatement, for each of our named executive officers, other than Mr. Hoffman, and due to the planned spin-off, Pride did not grant certain Seahawk employees, including our named executive officers, annual incentive equity awards in 2009. Accordingly, our Compensation Committee awarded RSUs to certain employees, including our named executive officers, who did not receive an annual incentive equity award from Pride in 2009. Our Compensation Committee determined an aggregate value of stock based incentive awards to grant to each executive for 2009 based upon a review of the Seahawk compensation data and L&A’s recommendations. The 2009 incentive equity awards were set at the 75th percentile of the Seahawk compensation data. The Compensation Committee believes that setting the 2009 incentive equity awards at this percentile helps retain these executives in light of other opportunities that are available to them. The number of RSUs granted to each of our named executive officers was determined by dividing the aggregate value of stock-based incentive awards to grant the executive for 2009 by $25.94620, which was the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009.

The following 2009 annual incentive awards were made to our named executive officers:

Executive	Number of RSUs	Grant Date Fair Value (1)
Randall D. Stilley	60,718	$1,575,401
Steven A. Manz	19,972	$518,198
Alejandro Cestero	15,033	$390,049
Oscar A. German	10,456	$271,293

(1)	This column represents the volume-weighted average price per share of Seahawk’s common stock on August 25, 2009 of $25.94620 multiplied by the number of RSUs.

Severance and Change in Control Arrangements

The fourth component of the executive compensation program is severance and change in control arrangements.

We have entered into employment agreements with each of our named executive officers, see “Employment Agreements with Named Executive Officers,” which include severance and change in control protections to the executive. The table below provides a brief summary of some of the benefits due to the executives in the event of termination or change in control under their amended and restated employment agreements and award agreements.

Event	Randall D. Stilley	William C. Hoffman	Steven A. Manz	Alejandro Cestero	Oscar A. German
Covered termination prior to a change in control—see “Severance and Change in Control Payments—Definitions”

•   Two years

       of base salary

•   Two times

       target bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   Two years

       of health insurance

•   Awards vest

•   Options

       exercisable for up to three years after termination

•   One year of

       base salary

•   One times

       target bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   One year of

       health insurance

•   Awards vest

•   Options

       exercisable for up to three years after termination

•   One year of

       base salary

•   One times

       target bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   One year of

       health insurance

•   Awards vest

•   Options

       exercisable for up to three years after termination

•   One year of

       base salary

•   One times

       target bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   One year of

       health insurance

•   Awards vest

•   Options

       exercisable for up to three years after termination

•   One year of

       base salary

•   One times

       target bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   One year of

       health insurance

•   Awards vest

•   Options

       exercisable for up to three years after termination

Death (at any time during the executive’s employment period)	• No severance payments under employment agreement • Awards vest • Options exercisable for one year	• No severance payments under employment agreement • Awards vest • Options exercisable for one year	• No severan payments under employment agreement • Awards vest • Options exercisable for one year	• No severance payments under employment agreement • Awards vest • Options exercisable for one year	• No severance payments under employment agreement • Awards vest • Options exercisable for one year

Event	Randall D. Stilley	William C. Hoffman	Steven A. Manz	Alejandro Cestero	Oscar A. German

Change in
control

Covered termination within two years, for Mr. Stilley, or one year, for Messrs. Hofffman, Manz, Cestero and German, following change in control—see “Severance and Change in Control Payments—Definitions”

•   Awards vest

•   Three years

       of base salary

•   Three times

       maximum
bonus

•   Pro-rata

       portion of any bonus
for the year of termination to the extent
earned

•   Three years

       health
insurance

•   Options

       exercisable for up to
three years
after
termination

•   Potential for

       reimbursement for Code Section 4999 excise taxes incurred as a result of payments subject to Code Section 280G following a change in control

•   Awards vest

•   Two years

       of base salary

•   Two times

       maximum
bonus

•   Pro-rata

       portion of any bonus
for the year of termination to the extent
earned

•   Two years

       health
insurance

•   Options

       exercisable for up to
three years
after
termination

•   Cap imposed

       on amount payable if cap minimizes adverse
after-tax
consequences
due to imposition of Code Section 4999 excise taxes.

•   Awards vest

•   Two years

       of base salary

•   Two times

       maximum
bonus

•   Pro-rata

       portion of any bonus
for the year of termination to the extent
earned

•   Two years

       health
insurance

•   Options

       exercisable for up to
three years
after
termination

•   Cap imposed

       on amount payable if cap minimizes adverse
after-tax
consequences
due to imposition of Code Section 4999 excise taxes.

•   Awards vest

•   Two years

       of base salary

•   Two times

       maximum
bonus

•   Pro-rata

       portion of any bonus
for the year of termination to the extent
earned

•   Two years

       health
insurance

•   Options

       exercisable for up to
three years
after
termination

•   Cap imposed

       on amount payable if cap minimizes adverse
after-tax consequences
due to imposition of Code Section 4999 excise taxes.

•   Awards vest

•   Two years

       of base salary

•   Two times

       maximum
bonus

•   Pro-rata

       portion of any bonus for the year of termination to the extent earned

•   Two years

       health
insurance

•   Options

       exercisable for up to
three years
after
termination

•   Cap imposed

       on amount payable if cap minimizes adverse
after-tax
consequences
due to
imposition of
Code Section 4999 excise taxes.

Termination for Cause (at any time during the employment period)	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance benefits

The change in control protections described above are part of our named executive officers’ respective employment agreements that were amended and restated in August 2009. The Compensation Committee believes that these protections provide the named executive officers, whose jobs would generally be at the greatest risk in a change in control, with a greater level of financial security in the event of a change in control. The Compensation Committee believes that this additional level of security is effective and necessary to ensure that these executives remain focused on our performance and the creation of stockholder value through the successful execution of any change in control transaction rather than on the potential uncertainties associated with their own employment. The Compensation Committee believes that our severance and change in control arrangements are competitive and are generally representative of typical executive severance pay packages in the drilling services industry.

Limited Perquisites

In addition to the compensation described above, each of our named executive officers was entitled to receive limited perquisites, including an annual physical exam and reimbursement of reasonable expenses for personal financial planning. The Compensation Committee has chosen to provide cash reimbursement to the named executive officers in lieu of providing these benefits directly to the named executive officers, for greater transparency in the value of such benefits and clarity around income tax treatment. Overall, we view the cost to Seahawk of these perquisites as de minimus as compared to the goodwill established between Seahawk and the named executive officers. None of our executives utilized or were reimbursed for those perquisites in 2009.

Other Benefits

Named executive officers are eligible for various benefit plans that are offered to all or our employees, including the 401(k) plan and Seahawk’s health and welfare plans, among others.

We offer a retirement program that is intended to supplement our employees’ personal savings and social security. The program includes the Seahawk Drilling, Inc. 401(k) Plan. All U.S. employees, including our named executive officers, are generally eligible for the plan. Our named executive officers participate in the plan on the same basis as our other employees. The plan allows eligible employees to elect to contribute a percentage of their eligible compensation to an investment trust. Eligible compensation generally means all wages, salaries and fees for services from Seahawk. Employee contributions are matched in cash by us at the rate of $1 per $1 an employee contributes up to a maximum of 6% of the employee’s eligible compensation. These matching contributions vest immediately. The plan does not provide our employees the option to invest directly in our stock.

We offer a variety of health and welfare programs to all our eligible employees. The named executive offers generally are eligible for the same benefit programs on the same basis as the rest of our broad-based employees. The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle. Our health and welfare programs include, medical, pharmacy, dental, vision, life insurance, accidental death and dismemberment and disability coverages.

Accounting and Tax Matters

Section 162(m) of the Internal Revenue Code of 1985, as amended (“Code Section 162(m)”), denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to our President and Chief Executive Officer and our other three highest paid executives who are employed on the last day of our fiscal year (excluding our Chief Financial Officer). “Performance based” compensation meeting specified standards is deductible without regard to the $1 million cap. While we do not design our compensation programs for tax purposes, we do design our plans to be tax efficient for Seahawk where possible. However, certain compensation payable to our officers under the employment agreements currently in effect and future payments of compensation approved by our Compensation Committee may be in excess of what is deductible under Code Section 162(m), and our Compensation Committee reserves the right to structure the compensation of our executive officers without regard for whether the compensation is fully deductible if, in the committee’s judgment, it is in the best interests of our company and our stockholders to do so. During 2009, none of the compensation paid to any of our officers was subject to the limitation for deduction under Code Section 162(m).

Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), generally provides that any deferred compensation arrangement which does not meet specific requirements regarding generally (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Code Section 409A will be increased by an interest component as specified by statute, and the amount included in income will also be subject to a 20% additional tax. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time or fixed schedule, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury Department may cause the amounts deferred to be subject to early taxation and to the imposition of the additional tax and interest.

Code Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may apply to certain awards under our long-term incentive plans and certain payments under our executives’ employment agreements. For example, restricted stock units and stock options may be classified as deferred compensation for this purpose.

We intend to structure all of our compensation arrangements in a manner that complies with or is exempt from Code Section 409A.

We account for stock-based payments, including stock options and RSUs, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The Compensation Committee and our President and Chief Executive Officer take into consideration the accounting treatment under FASB ASC Topic 718 of alternative award proposals when determining the form and amount of equity compensation awards. Because our determinations regarding equity awards are generally based on a dollar value, as discussed above, FASB ASC Topic 718 has impacted the size and terms of our equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Richard J. Alario, Chairman
Franklin Myers John T. Nesser, III

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of the person who served as our President and Chief Executive Officer during 2009, the person who served as our Chief Financial Officer during 2009, and the other executive officers of Seahawk who we have determined are our named executive officers pursuant to the applicable rules of the SEC (collectively, the “named executive officers”). The information included in the tables below reflects compensation of the named executive officers for services rendered to Pride and its subsidiaries from January 1, 2009 to August 24, 2009, the date of our spin-off from Pride, and for services rendered to Seahawk and its subsidiaries from August 25, 2009 to December 31, 2009.

Name and Principal Position (1)	Year	Salary (2)($)	Bonus (3)($)	Stock Awards (4)($)	Option Awards (4)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (5)($)	Total
Randall D. Stilley	2009	$649,038	$312,500	$5,512,996	$3,283,816	—	$14,700	$9,773,050
President and Chief Executive Officer (6)
William C. Hoffman	2009	$138,462	$100,000	$1,893,001	—	—	—	$2,131,463
Senior Vice President and Chief Operating Officer
Steven A. Manz	2009	$311,538	$112,500	$1,600,025	$684,131	—	$14,700	$2,722,894
Senior Vice President and Chief Financial Officer (7)
Alejandro Cestero	2009	$295,962	$71,250	$1,686,062	$472,059	—	$43,986	$2,569,319
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Oscar A. German	2009	$249,231	$60,000	$1,202,969	$393,375	—	$27,786	$1,933,361
Former Senior Vice President—Human Resources and Administration (8)

(1)	From January 1, 2009 to August 24, 2009, the date of the spin-off, each named executive officer, except Mr. Hoffman, was employed by Pride. Mr. Hoffman was not employed by Pride prior to the spin-off and commenced employment with Seahawk on August 31, 2009.

(2)	Amounts in this column include salary paid by Pride to the named executive officers in the following amounts: Mr. Stilley—$408,654; Mr. Manz—$196,154; Mr. Cestero—$186,346; and Mr. German—$156,923.

(3)	Represents the cash portion of the 2009 bonus award payments made to Messrs. Stilley, Manz, Cestero and German and the cash portion of the guaranteed bonus payment paid to Mr. Hoffman pursuant to his employment agreement. In an effort to conserve cash in the current economic environment and to encourage executive retention in this competitive market, the Compensation Committee approved the payment of the bonus amounts in the form of 50% cash and 50% RSUs. In addition to the cash portion of the 2009 bonus award payments in the table above, Messrs. Stilley, Manz and Cestero received 14,322, 5,156 and 3,265 RSUs, respectively. Mr. Hoffman agreed to accept 4,583 RSUs as payment for 50% of the guaranteed $200,000 cash payment set forth in his employment agreement. See “Compensation Discussion and Analysis—2009 Bonuses and Annual Cash Incentive Compensation—2009 Bonuses.”

(4)

Amounts in this column represent the aggregate grant date fair value of stock awards and option awards calculated in accordance with FASB ASC Topic 718. The amounts were calculated using the assumptions made in the valuation described in Note 9 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 (“Form 10-K”). In the case of Messrs. Cestero and German, a portion of the total RSUs awarded to them in 2009 by Seahawk replaced previously issued Pride restricted stock and restricted stock unit awards and are being expensed by Seahawk over the remaining vesting period based on the initial grant date fair value of the Pride award. For a description of these replacement awards, see “Compensation Discussion and Analysis—2009 Long-Term Stock-Based Incentive Awards—Replacement Awards.”

(5)	Amounts in this column include the following Seahawk contributions to the Seahawk Drilling, Inc. 401(k) Plan: Mr. Stilley—$14,700; Mr. Manz—$14,700; Mr. Cestero—$14,700; and Mr. German—$13,303. Amounts in this column also include the cash component of the replacement awards made to Messrs. Cestero and German in the amounts of $25,775 and $12,508, respectively, for RSUs granted to Pride employees prior to 2009. See “Compensation Discussion and Analysis—2009 Long-Term Stock-Based Incentive Awards—Replacement Awards.”

(6)	Mr. Stilley does not receive compensation for service as a director.

(7)	As previously announced, Mr. Manz’s employment agreement with us terminated effective March 23, 2010 and his employment with us will terminate on May 1, 2010, unless terminated prior to that date in our discretion or otherwise extended by our written agreement with Mr. Manz. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.”

(8)	On January 29, 2010, Mr. German’s employment with the company terminated.

Grants of Plan-Based Awards

The following table summarizes awards made to our named executive officers in 2009. The table does not show equity awards granted by Pride, which were replaced with Seahawk equity awards in connection with the spin-off. Please refer to the section entitled “Compensation Discussion and Analysis—Long-Term Stock-Based Incentive Compensation.”

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)(#)		All Other Option Awards: Number of Securities Underlying Options (1) (#)		Exercise or Base price of Option Awards (2) ($/sh)	Grant Date Fair Value of Stock and Option Awards (3)
Randall D. Stilley	08/25/09	60,718	(4)	—		—	$1,575,401
	08/25/09	121,505	(5)	—		—	$3,152,593
	08/25/09	30,255	(6)	—		—	$785,002
	08/25/09	—		237,887	(7)	$25.9462	$3,283,816

William C. Hoffman	08/31/09	84,926	(8)	—		—	$1,893,001

Steven A. Manz	08/25/09	19,972	(4)	—		—	$518,198
	08/25/09	25,314	(5)	—		—	$656,802
	08/25/09	16,381	(6)	—		—	$425,025
	08/25/09	—		49,560	(7)	$25.9462	$684,131

Alejandro Cestero	08/25/09	15,033	(4)	—		—	$390,049
	08/25/09	17,467	(5)	—		—	$453,202
	08/25/09	15,417	(6)	—		—	$400,013
	08/25/09	4,297	(9)	—		—	$111,491	(10)
	08/25/09	5,984	(11)	—		—	$155,262	(10)
	08/25/09	4,739	(11)	—		—	$122,959	(10)
	08/25/09	2,046	(12)	—		—	$53,086	(10)
	08/25/09	—		34,197	(7)	$25.9462	$472,059

Oscar A. German	08/25/09	10,456	(4)	—		—	$271,293
	08/25/09	14,556	(5)	—		—	$377,673
	08/25/09	12,912	(8)	—		—	$335,017
	08/25/09	3,069	(9)	—		—	$79,629	(10)
	08/25/09	4,220	(11)	—		—	$109,493	(10)
	08/25/09	1,151	(12)	—		—	$29,864	(10)
	08/25/09	—		28,497	(7)	$25.9462	$393,375

(1)	All awards in this column were made pursuant to Seahawk’s LTIP.

(2)	The exercise price is equal to the closing volume-weighted average price of our common stock on the NASDAQ Stock Market LLC on August 25, 2009. The closing price of Seahawk’s common stock on August 25, 2009 was $26.00 per share.

(3)	These amounts represent the grant date fair value of stock awards and option awards calculated in accordance with FASB ASC Topic 718.

(4)

One-third of these RSUs vested on January 30, 2010. Except with respect to the RSUs granted to Messrs. Manz and German, an additional one-third of these RSUs will vest on each of January 30, 2011 and January 30, 2012. Pursuant to the terms of Mr. Manz’s separation agreement with us, the remaining two thirds of his RSUs that were to vest on January 30, 2011 and 2012 will be forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.” Pursuant to the terms of Mr. German’s separation agreement with us, the remaining two thirds of his RSUs that were to vest on January 30, 2011 and 2012 forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(5)	One-third of these RSUs vested on August 25, 2009. Except with respect to the RSUs granted to Messrs. Manz and German, an additional one-third of these RSUs will vest on each of August 25, 2010 and August 25, 2011. Pursuant to the terms of Mr. Manz’s separation agreement with us, the remaining two-thirds of his RSUs that were to vest on August 25, 2010 and 2011 will be immediately vested following his termination of employment upon satisfaction of the terms of the agreement. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.” Pursuant to the terms of Mr. German’s separation agreement with us, the remaining two-thirds of his RSUs that were to vest on August 25, 2010 and 2011 were forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(6)	One-half of these RSUs vested on January 30, 2010. Except with respect to Mr. Manz’s RSUs, an additional one-fourth of these RSUs will vest on each of January 30, 2011 and January 30, 2012. Pursuant to the terms of Mr. Manz’s separation agreement with us, his remaining RSUs that were to vest on January 30, 2011 and 2012 will be forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.”

(7)	One-third of these options vested on August 25, 2009. Except with respect to options granted to Messrs. Manz and German, an additional one-third of these options will vest on each of August 25, 2010 and August 25, 2011. Pursuant to the terms of Mr. Manz’s separation agreement with us, the remaining two-thirds of his options that were to vest on August 25, 2010 and 2011 will be immediately vested following his termination of employment upon satisfaction of the terms of the agreement, and, to the extent vested, will be exercisable for one year following the satisfaction of the terms of the agreement. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.” Pursuant to the terms of Mr. German’s separation agreement with us, the remaining two-thirds of his options that were to vest on August 25, 2010 and 2011 were forfeited upon his termination of employment, and, options vested prior to his termination of employment, to the extent not exercised by March 30, 2010, were forfeited as of such date. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(8)	One-half of these RSUs vested on January 30, 2010. Except with respect to Mr. German’s RSUs, an additional one-fourth of these RSUs will vest on each of August 24, 2010 and August 24, 2011. Pursuant to the terms of Mr. German’s separation agreement with us, his remaining RSUs that were to vest on August 24, 2010 and 2011 were forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(9)	One-half of these RSUs vested on January 3, 2010. Except with respect to Mr. German’s RSUs, the remaining one-half of these RSUs will vest on January 3, 2011. Pursuant to the terms of Mr. German’s separation agreement with us, his RSUs that were to vest on April 3, 2010 were forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(10)	These amounts represent the grant date fair value of the replacement equity award granted to the named executive officer during 2009. These awards replaced previously issued Pride restricted stock and restricted stock unit awards and, in accordance with FASB ASC Topic 718, are being expensed by Seahawk over the remaining vesting period based on the initial grant date fair value of the Pride award. For a description of these replacement awards, see “Compensation Discussion and Analysis—2009 Long-Term Stock-Based Incentive Awards—Replacement Awards.”

(11)

One-third of these RSUs vested on January 15, 2010. Except with respect to Mr. German’s RSUs, an additional one-third of these RSUs will vest on each of January 15, 2011 and January 15, 2012. Pursuant to the terms of Mr. German’s separation agreement with us, the remaining two-thirds of his RSUs that were to vest on January 15, 2011 and 2012 were forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(12)	Except with respect to Mr. German’s RSUs, all of these RSUs will vest on April 3, 2010. Pursuant to the terms of Mr. German’s separation agreement with us, his RSUs that were to vest on April 3, 2010 were forfeited upon his termination of employment. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2009. The table also shows unvested RSU awards as of December 31, 2009 assuming a market value equal to the closing price of our common stock on December 31, 2009 of $22.54.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Randall D. Stilley	79,295		158,592	(2)	$25.9462	08/25/19	171,977	(3)	$3,876,362
William C. Hoffman	—		—		—	—	84,926	(4)	$1,914,232
Steven A. Manz	16,519		33,041	(2)	$25.9462	08/25/19	53,230	(5)	$1,199,804
Alejandro Cestero	11,398		22,799	(2)	$25.9464	08/25/19	57,598	(6)	$1,298,259
Oscar A. German	9,498	(7)	18,999	(2)	$25.9462	08/25/19	41,513	(8)	$935,703

(1)	This column represents the closing price of Seahawk’s common stock on December 31, 2009 of $22.54 multiplied by the number of shares subject to RSU awards.

(2)	For Messrs. Stilley and Cestero, one-half of these options will vest on August 25, 2010 and the remaining half will vest on August 25, 2011. For Mr. German, all of the options were forfeited on January 29, 2010 when Mr. German’s employment with the company terminated. Pursuant to the terms of Mr. Manz’s separation agreement with us, these options that were to vest on August 25, 2010 and 2011 will be immediately vested following his termination of employment upon satisfaction of the terms of the agreement, and, to the extent vested, will be exercisable for one year following the satisfaction of the terms of the agreement. See “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.”

(3)	Of these RSUs, 35,366 vested on January 30, 2010; 7,564 will vest on August 24, 2010; 40,501 will vest on August 25, 2010; 20,239 will vest on January 30, 2011; 7,564 will vest on August 24, 2011; 40,503 will vest on August 25, 2011; and 20,240 will vest on January 30, 2012.

(4)	Of these RSUs, 28,308 will vest on August 31, 2010; 28,308 will vest on August 31, 2011; and 28,310 will vest on August 31, 2012.

(5)	Of these RSUs, 14,847 vested on January 30, 2010; 4,096 are scheduled to vest on August 24, 2010; 8,437 are scheduled to vest on August 25, 2010; 6,657 are scheduled to vest on January 30, 2011; 4,095 are scheduled to vest on August 24, 2011; 8,440 are scheduled to vest on August 25, 2011 and 6,658 are scheduled to vest on January 30, 2012. Pursuant to the terms of Mr. Manz’s separation agreement with us, assuming Mr. Manz’s termination of employment occurs on or about May 1, 2010, the 6,657, 6,658, 4,096 and 4,095 RSUs that are scheduled to vest on January 30, 2011, January 30, 2012, August 24, 2010 and August 24, 2011, respectively, will be forfeited upon his termination of employment and the 8,437 and 8,440 RSUs that are scheduled to vest on August 25, 2010 and 2011 will be immediately vested following his termination of employment upon satisfaction of the terms of the separation agreement, including the receipt of all applicable waivers and releases. See “Employment Agreements with Named Executive Officers – Steven A. Manz Employment Agreement and Separation Agreement.”

(6)	Of these RSUs, 1,974 vested on January 19, 2010; 14,816 vested on January 30, 2010; 2,046 will vest on April 3, 2010; 3,855 will vest on August 24, 2010; 5,822 will vest on August 25, 2010; 1,564 will vest on December 14, 2010; 2,149 will vest on January 3, 2011; 1,975 will vest on January 15, 2011; 4,961 will vest on January 30, 2011; 3,854 will vest on August 24, 2011; 5,823 will vest on August 25, 2011; 1,612 will vest on December 13, 2011; 2,035 will vest on January 15, 2012; and 5,112 will vest on January 30, 2012.

(7)	Pursuant to the terms of Mr. German’s separation agreement with us, any of his vested options that were not exercised by March 30, 2010 were forfeited as of such date. See “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(8)	Of these RSUs, 9,906 vested on January 30, 2010; 1,534 vested on January 8, 2010; 1,392 vested on January 19, 2010 and the remaining 26,681 RSUs were forfeited on January 29, 2010 when Mr. German’s employment with the company terminated.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options and RSU awards exercised and vested, respectively, during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Randall D. Stilley	—	—	40,501	$1,002,400
William C. Hoffman	—	—	—	—
Steven A. Manz	—	—	8,437	$208,816
Alejandro Cestero	—	—	7,385	$176,058
Oscar A. German	—	—	4,851	$120,062

(1)	Represents the value of the shares on the vesting date based on the market value of our common stock on such date.

Employment Agreements with Named Executive Officers

We are a party to the following employment agreements with our named executive officers: Mr. Stilley for a term ending October 29, 2011; Mr. Hoffman for a term ending August 31, 2011; and Mr. Cestero for a term ending October 30, 2010. Messrs. Manz’s and German’s employment agreement terminated effective March 23, 2010 and January 29, 2010, respectively. Prior to March 23, 2010, we were party to an employment agreement with Mr. Manz for a term ending October 20, 2010, and prior to January 29, 2010, we were party to an employment agreement with Mr. German for a term ending November 1, 2010. Each of the named executive officers other than Mr. Hoffman was a party to an employment agreement with Pride prior to our spin-off from Pride. Mr. Hoffman entered an employment agreement with us effective August 31, 2009, upon agreeing to be our Senior Vice President and Chief Operating Officer.

Following our spin-off from Pride, each of the employment agreements with our named executive officers, other than Mr. Hoffman, was amended and restated to reflect their change in status from officers of a subsidiary of a public company to executive officers of a public company. The final terms of each employment agreement, including Mr. Hoffman’s, were reached after arm’s length negotiations between us and these executives and were determined by our Compensation Committee, based in part on market data received from L&A, to be reasonable. Our Compensation Committee determined that the negotiated terms of Mr. Hoffman’s employment agreement were necessary to recruit Mr. Hoffman in a relatively short time frame and bring his experience to Seahawk in light of our recent spin-off from Pride. The material changes under the amended and restated employment agreements of our named executive officers, other than Mr. Hoffman, include the following:

•	provisions no longer applicable following the spin-off were eliminated;

•	the definition of “Cause” for a termination reflects the change in status of the affected employees from officers of a subsidiary of a public company to executive officers of a public company;

•	the definition of “Change in Control” includes certain changes in the membership of our Board of Directors caused by a proxy contest;

•	the definition of a “Constructive Termination” in Mr. Stilley’s employment agreement includes a failure to be reelected as a member of our Board of Directors;

•

Mr. Stilley’s amended and restated employment agreement provides for an initial employment period of three years and with automatic one-year renewals thereafter and the employment agreements of other executive officers provide an initial employment period of two years and with automatic one-year renewals thereafter;

•	Mr. Stilley is to receive 5 weeks’ vacation annually and the other executive officers are to receive 4 weeks’ vacation annually;

•

upon a covered termination, see “Severance and Change in Control Payments—Definitions,” without a change in control, the amended and restated employment agreements now provide that, in addition to the benefits that were previously to be provided—

•

each executive officer will receive any bonuses accrued but not yet paid and a pro-rata portion of any bonus, if any, for the year of termination to the extent it is earned and paid at the same time we pay bonuses to our other officers; and

•	unvested equity awards will be vested and exercisable for up to three years (or, if earlier, the original expiration date of the award);

•

upon a covered termination, see “Severance and Change in Control Payments—Definitions,” within two years following a change in control, the amended and restated employment agreements now provide, that in addition to the benefits that were previously to be provided—

•

Mr. Stilley will receive three times his maximum bonus (previously two times his target bonus); and the other executive officers will receive two times his respective maximum bonus (previously one times his target bonus); and

•

any amounts that cannot be paid to the executive officer due to the application of section 409A of the Internal Revenue Code of 1986, as amended, will be placed in a rabbi trust until such time as the amounts can be paid under such section;

•

following termination, Mr. Stilley’s non-compete and nonsolicitation period is one year and the other executive officers’ non-compete and nonsolicitation period is six months (previously each of these officers non-compete and nonsolicitation period was generally two years);

•	the confidentiality provisions applicable following a termination were clarified;

•

under a covered termination, see “Severance and Change in Control Payments—Definitions,” generally, enforcement costs under the employment agreements are payable by us (in the case of a termination without a change in control, enforcement costs are limited to $250,000 (payable for three years following termination with annual limits), or in the case of a termination within two years following a change in control, enforcement costs are not limited); and

•

if, pursuant to the employment agreement, Mr. Stilley receives any excess parachute payments as described in Code Section 280G, Mr. Stilley will be entitled to a 280G gross-up payment for any excise tax liability levied under section 4999 of the Internal Revenue Code of 1986, as amended (“Code Section 4999”).

The employment agreements for each of Messrs. Stilley, Hoffman and Cestero are subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the anniversary date of the respective employment agreement, with at least one year’s advance notice. Our executives can be terminated by us at anytime for any reason and their rights to benefits upon such termination are summarized below.

Randall D. Stilley Employment Agreement

Pursuant to an employment agreement with Mr. Stilley, amended and restated August 25, 2009, Mr. Stilley agreed to serve as our President and Chief Executive Officer, with a base salary of $625,000. He is entitled to receive an annual cash bonus based on his achievement of performance objectives set by our Compensation Committee, after consultation with Mr. Stilley, with a targeted bonus of no less than 100% and no more than 200% of his annual salary for each fiscal year. Mr. Stilley is entitled to participate on a reasonable basis, subject to our Compensation Committee’s discretion as to the level of actual awards, in our equity incentive plans.

Mr. Stilley is also entitled to participate in all of our benefit plans, including our 401(k) plan, life, health, accident and disability insurance and disability benefits, and to receive perquisites, to the extent offered by us to our senior executives. Pursuant to the employment agreement, Mr. Stilley is entitled to no less than five weeks vacation per year. In addition, the employment agreement provides a noncompete and non-solicitation clause for one year for Mr. Stilley after termination assuming that the termination is not a covered termination within two years of a change in control. The employment agreement binds Mr. Stilley to an indefinite confidentiality clause with respect to our confidential information. The employment agreement obligates Mr. Stilley to assist us with future legal proceedings for up to two years after termination of employment.

Pursuant to the employment agreement, in 2009, Mr. Stilley received (i) a nonqualified stock option to purchase 237,887 shares of our common stock and (ii) 121,505 RSUs, each of which was granted pursuant to our LTIP. See “Long-Term Stock-Based Incentive Compensation” above.

Also, pursuant to the employment agreement, Mr. Stilley is entitled to certain additional payments and benefits in the event of a change in control or his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Severance and Change in Control Payments—Randal D. Stilley”.

William C. Hoffman Employment Agreement

Pursuant to an employment agreement with Mr. Hoffman, dated August 31, 2009, Mr. Hoffman agreed to serve as our Senior Vice President and Chief Operating Officer, with a base salary of $400,000. He is entitled to receive an annual cash bonus based on his achievement of performance objectives set by our Compensation Committee, after consultation with Mr. Hoffman, with a targeted bonus of no less than 75% and no more than 150% of his annual salary for each fiscal year. Mr. Hoffman is entitled to participate on a reasonable basis, subject to our Compensation Committee’s discretion as to the level of actual awards, in our equity incentive plans. Mr. Hoffman is also entitled to participate in all of our benefit plans, including our 401(k) plan, life, health, accident and disability insurance and disability benefits, and to receive perquisites, to the extent offered by us to our senior executives. Pursuant to the employment agreement, Mr. Hoffman is entitled to no less than four weeks vacation per year. In addition, the employment agreement provides a noncompete and non-solicitation clause for six months for Mr. Hoffman after termination of employment assuming that the termination is not a covered termination within two years of a change in control. The employment agreement binds Mr. Hoffman to an indefinite confidentiality clause with respect to our confidential information. The employment agreement obligates Mr. Hoffman to assist us with future legal proceedings for up to two years after termination of employment.

Pursuant to the employment agreement, Mr. Hoffman also received 84,926 RSUs in 2009, which was granted pursuant to our LTIP. See “Long-Term Stock-Based Incentive Compensation” above.

Also, pursuant to the employment agreement, Mr. Hoffman is entitled to certain additional payments and benefits in the event of a change in control or his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Severance and Change in Control Payments—Messrs. Hoffman, Manz, Cestero and German”.

Steven A. Manz Employment Agreement and Separation Agreement

Employment Agreement

Mr. Manz’s employment agreement terminated effective March 23, 2010. Prior to March 23, 2010, we were party to an employment agreement with Mr. Manz, dated August 26, 2009, pursuant to which Mr. Manz agreed to serve as our Senior Vice President and Chief Financial Officer, with a base salary of $300,000. He was entitled to receive an annual cash bonus based on his achievement of performance objectives set by our Compensation

Committee, after consultation with Mr. Manz, with a targeted bonus of no less than 75% and no more than 150% of his annual salary for each fiscal year. Mr. Manz was entitled to participate on a reasonable basis, subject to our Compensation Committee’s discretion as to the level of actual awards, in our equity incentive plans. Mr. Manz was also entitled to participate in all of our benefit plans, including our 401(k) plan, life, health, accident and disability insurance and disability benefits, and to receive perquisites, to the extent offered by us to our senior executives. Pursuant to the employment agreement, Mr. Manz was entitled to no less than four weeks vacation per year.

Pursuant to the employment agreement, Mr. Manz received (i) a nonqualified stock option to purchase 49,560 shares of our common stock and (ii) 25,314 RSUs, each of which was granted pursuant to our LTIP. See “Long-Term Stock-Based Incentive Compensation” above.

Also, pursuant to the employment agreement, Mr. Manz was entitled to certain additional payments and benefits in the event of a change in control or his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Severance and Change in Control Payments—Messrs. Hoffman, Manz, Cestero and German”.

Separation Agreement

On March 23, 2010, we entered into a separation agreement with Mr. Manz. Pursuant to the terms of the separation agreement, Seahawk and Mr. Manz acknowledged that Mr. Manz’s employment agreement terminated effective March 23, 2010 and his employment will terminate on May 1, 2010, unless terminated prior to that date in our sole discretion or otherwise extended by our written agreement with Mr. Manz (the “Manz Separation Date”). During the period from March 23, 2010 until the Manz Separation Date, Mr. Manz will be employed as an at-will employee and will continue to receive his salary and employee benefits, each as in effect on March 23, 2010.

Subject to the terms and conditions set forth in the separation agreement, we agreed to pay Mr. Manz a cash separation fee of $300,000, less required withholdings, which amount reflects one year of Mr. Manz’s base salary, and $75,000, which amount equals a prorated (i.e., four month) portion of his target bonus opportunity for 2010. The first and second payments of the cash separation fee ($10,000 and $140,000, respectively) will be paid on the first payroll period following his termination of employment and the final payment of the separation fee ($225,000) will be paid on the six-month anniversary of the first and second payment date. Mr. Manz will also be paid an amount of cash for all salary earned but unpaid through the Manz Separation Date and for all accrued but unused vacation as of the Manz Separation Date. We also agreed to pay on behalf of Mr. Manz up to twelve months of his premiums if he elects to receive continued coverage for himself and his dependents under our welfare plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

The separation agreement provides that Mr. Manz will continue his ownership rights in RSUs that were granted to him on August 25, 2009 (25,314 shares of RSUs, 8,437 shares of which previously vested and 16,877 are scheduled to vest one-half on August 25, 2010 and one-half on August 25, 2011) and on February 12, 2010 (5,156 shares of RSUs that are scheduled to vest on February 12, 2011), and options to purchase our common stock granted to him on August 25, 2009 (options to purchase 49,560 shares, 16,519 of which previously vested and 33,041 are scheduled to vest one-half on August 25, 2010 and one-half on August 25, 2011), which RSUs and options will vest in full following his termination of service provided the terms of the applicable award agreements are satisfied. All other equity awards (including RSUs) held by Mr. Manz that are outstanding after his termination of employment, to the extent not vested under the terms of the applicable award agreements, will be forfeited. Any option award held by Mr. Manz, to the extent vested prior to or effective as of his termination of employment, generally will be exercisable for one year following his termination of employment, and thereafter, to the extent not exercised, will be forfeited.

The separation agreement also includes, among other terms, releases, reciprocal non-disparagement obligations of Mr. Manz and Seahawk, and Mr. Manz’s agreement and reaffirmation of his continuing non-solicitation and confidentiality obligations under his employment agreement.

Alejandro Cestero Employment Agreement

Pursuant to an employment agreement with Mr. Cestero, dated August 26, 2009, Mr. Cestero agreed to serve as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, with a base salary of $285,000. He is entitled to receive an annual cash bonus based on his achievement of performance objectives set by our Compensation Committee, after consultation with Mr. Cestero, with a targeted bonus of no less than 50% and no more than 100% of his annual salary for each fiscal year. Mr. Cestero is entitled to participate on a reasonable basis, subject to our Compensation Committee’s discretion as to the level of actual awards, in our equity incentive plans. Mr. Cestero is also entitled to participate in all of our benefit plans, including our 401(k) plan, life, health, accident and disability insurance and disability benefits, and to receive perquisites, to the extent offered by us to our senior executives. Pursuant to the employment agreement, Mr. Cestero is entitled to no less than four weeks vacation per year. In addition, the employment agreement provides a noncompete and non-solicitation clause for six months for Mr. Cestero after termination of employment assuming that the termination is not a covered termination within two years of a change in control. The employment agreement binds Mr. Cestero to an indefinite confidentiality clause with respect to our confidential information. The employment agreement obligates Mr. Cestero to assist us with future legal proceedings for up to two years after termination of employment.

Pursuant to the employment agreement, Mr. Cestero received (i) a nonqualified stock option to purchase 34,197 shares of our common stock and (ii) 17,467 RSUs, each of which was granted pursuant to our LTIP. See “Long-Term Stock-Based Incentive Compensation” above.

Also, pursuant to the employment agreement, Mr. Cestero is entitled to certain additional payments and benefits in the event of a change in control or his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Severance and Change in Control Payments—Messrs. Hoffman, Manz, Cestero and German”.

Oscar A. German Employment Agreement and Separation Agreement

Employment Agreement

Mr. German’s employment agreement terminated effective January 29, 2010. Prior to January 29, 2010, we were party to an employment agreement with Mr. German, dated August 26, 2009, pursuant to which Mr. German agreed to serve as our Senior Vice President—Human Resources and Administration with a base salary of $240,000. He was entitled to receive an annual cash bonus based on his achievement of performance objectives set by our Compensation Committee, after consultation with Mr. German, with a targeted bonus of no less than 50% and no more than 100% of his annual salary for each fiscal year. Mr. German was entitled to participate on a reasonable basis, subject to our Compensation Committee’s discretion as to the level of actual awards, in our equity incentive plans. Mr. German was also entitled to participate in all of our benefit plans, including our 401(k) plan, life, health, accident and disability insurance and disability benefits, and to receive perquisites, to the extent offered by us to our senior executives. Pursuant to the employment agreement, Mr. German was entitled to no less than four weeks vacation per year.

Pursuant to the employment agreement, Mr. German received (i) a nonqualified stock option to purchase 28,497 shares of our common stock and (ii) 14,556 RSUs, each of which was granted pursuant to our LTIP. See “Long-Term Stock-Based Incentive Compensation” above.

Also, pursuant to the employment agreement, Mr. German was entitled to certain additional payments and benefits in the event of a change in control or his employment was terminated under certain circumstances. For a description of the payments and benefits that Mr. German would have been entitled to had his employment with us not been terminated, see “Severance and Change in Control Payments—Messrs. Hoffman, Manz, Cestero and German”.

Separation Agreement

On January 29, 2010, we entered into a separation agreement with Mr. German. Pursuant to the terms of the separation agreement, Seahawk and Mr. German acknowledged that Mr. German’s employment with us and Mr. German’s employment agreement, terminated effective January 29, 2010 (the “Separation Date”).

Subject to the terms and conditions set forth in the separation agreement, we agreed to pay Mr. German a cash separation fee of $300,000, less required withholdings, which amount reflected one year of Mr. German’s base salary in effect immediately prior to the Separation Date, and $60,000, which amount equaled the cash component of his 2009 bonus award. The first installment of the cash separation fee was paid on February 12, 2010 and the second installment of the separation fee will be will be paid on July 30, 2010. Mr. German was also paid an amount of cash for all salary earned but unpaid through the Separation Date and for all accrued but unused vacation as of the Separation Date. We also agreed to pay on behalf of Mr. German up to twelve months of his premiums if he elects to receive continued coverage for himself and his dependents under our welfare plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

The separation agreement provided that Mr. German would continue his ownership rights in 9,906 RSUs that were scheduled to vest on January 30, 2010. All equity awards (including RSUs) held by Mr. German that were outstanding after January 31, 2010, to the extent not vested as of that date, were forfeited. Any option award held by Mr. German, to the extent vested as of the Separation Date, is exercisable until March 30, 2010, and thereafter, to the extent not exercised, will be forfeited.

The separation agreement also includes, among other terms, a mutual release, non-disparagement obligations of Mr. German and Seahawk, and Mr. German’s agreement and reaffirmation of his continuing non-competition, non-solicitation and confidentiality obligations under his employment agreement.

Severance and Change in Control Payments

Pursuant to the employment agreements for each of Messrs. Stilley, Hoffman and Cestero and the employment agreements for Messrs. Manz and German prior to their termination, under certain circumstances, our executives will receive, or in the case of Messrs. Manz and German would have received, certain payments or benefits upon their termination either prior to or after a change in control.

Definitions

For the purpose of this discussion, the following terms generally have the following meanings:

•

A “change in control” is generally defined to include the acquisition by a person of 30% or more of our voting power, specified changes in a majority of the Board of Directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of our company.

•

“Constructive termination” generally means a termination by reason of the executive’s resignation due to our request (other than for cause), a material reduction in the executive’s annual base salary, target bonus or benefits (other than equity or long-term incentive awards or actual bonus award payouts), certain reductions or changes in the executive’s title, position, duties, responsibilities or authority (including for Mr. Stilley, failure to be reelected as a director), a relocation of more than 50 miles from downtown Houston, Texas (unless the executive recommended the relocation), or the material breach by the us of any provision of the executive’s employment agreement. In addition, for an executive’s resignation to be considered a constructive termination, the executive must, within 60 days following the occurrence of the event that the executive claims constitutes a constructive termination, provide us written notice reasonably describing the event and stating that he intends to terminate his employment with us and, within 30 days after receiving the notice, we must fail to cure the circumstances giving rise to the constructive termination.

•

A “covered termination” generally means the executive’s termination for any reason other than cause, voluntary resignation or death. Accordingly, a “covered termination” includes the executive’s termination by reason of a constructive termination or disability or termination at the end of the term of the employment agreement due to non-renewal or a failure to extend the employment agreement for any reason.

•

“Cause” generally means the executive’s willful and continued failure to perform his duties, willful misconduct injurious to the company, intentional action, injurious to the company, which the executive knows would not comply with the laws of the United States or any country applicable to the executive’s actions on behalf of the company, or violation of the non-compete, nonsolicitation or confidentiality provisions of the employment agreement.

Randall D. Stilley

Pursuant to his employment agreement, if prior to a change in control, Mr. Stilley incurs a covered termination, he will receive from us:

•	a lump sum payment equal to two full years of base salary at the rate in effect as of the termination;

•

a lump sum payment of an amount equal to two times the target award for our annual incentive compensation plan (if a target award is not specified for such year, the prior year’s target will be used, and, if none, the target will be 100% of base salary);

•	two years of health insurance benefits for himself and his immediate family; and

•	immediate vesting of his equity awards.

If within two years following a change in control, Mr. Stilley incurs a covered termination, he will be entitled to receive from the company:

•	a lump sum payment of an amount equal to three full years of base salary;

•

a lump sum payment of an amount equal to three times the maximum bonus award for the year of termination (if a maximum award is not specified for such year, the prior year’s target will be used, and, if none, the target will be 200% of base salary);

•	health insurance continuation for himself and his immediate family for three years or until his reemployment, whichever is earlier; and

•	immediate vesting of all equity awards.

The employment agreement also provides that we will reimburse Mr. Stilley for Code Section 4999 excise taxes incurred by him as a result of payments subject to Code Section 280G following a change in control. However, such payments to Mr. Stilley would instead be capped to prevent any Code Section 4999 excise taxes, if the cap would not reduce the payments to Mr. Stilley by 10% or more.

In addition, pursuant to the employment agreement, the term of the employment agreement would be immediately extended for a term of two (2) years following the effective date of a change in control, with automatic renewals for successive one-year terms until either party terminates the contract effective upon the anniversary date of the respective employment agreement, with at least one year’s advance notice.

In the event of a change in control, the noncompete and non-solicitation restrictions under the executive’s respective employment agreement do not apply.

Messrs. Hoffman, Manz, Cestero and German

Pursuant to their employment agreements, Messrs. Hoffman and Cestero generally will receive, or in the cases of Messrs. Manz and German would have received, the same severance and change in control benefits as Mr. Stilley under the same conditions as Mr. Stilley with the following exceptions:

In the event of covered termination not associated with a change in control the executive will receive or would have received (a) one full year of base salary, (b) one times the target award (if a target award is not specified for the year of termination, the prior year’s target will be used, and, if none, the target will be 75% of base salary for Messrs. Manz and Hoffman and 50% of base salary for Messrs. Cestero and German) and (c) one year of health insurance for himself and his immediate family.

In the event of a covered termination within one year after a change in control, the executive will receive or would have received (a) two full years of base salary, (b) a bonus equal to two times the maximum award for the year of termination (if a maximum award is not specified for such year, the prior year’s maximum will be used, and, if none, the maximum will be 150% of base salary for Messrs. Hoffman and Manz and 100% of base salary for Messrs. Cestero and German) and (c) health insurance for himself and his immediate family for two years or until reemployment. The executive will not be reimbursed for any taxes incurred by him as a result of payments following a change in control.

Potential Payments Table

The information below describes and quantifies certain compensation that would have become payable if the named executive’s employment were terminated on December 31, 2009. The following table includes disclosure about our named executive officers’ rights under plans and employment agreements approved for such named executive officers following the spin-off and the other assumptions described in the table and footnotes below. In the table below, accelerated stock options, accelerated RSUs, severance payments and tax gross-up payments are expressed as a lump sum payment; medical coverage is expressed as the present value of future payments expected to be made over the number of years such named executive is entitled to coverage; and disability benefits are expressed as the first annual payment amount following termination. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, disability benefits and unused accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing during the year of any such event and the executive’s age. For additional information about benefits due to executives in the event of termination or change in control, see “Compensation Discussion and Analysis—Severance and Change in Control Arrangements.”

RANDALL D. STILLEY

Type of Compensation	Covered Termination prior to a Change in Control	Termination other than a Covered Termination or Death	Death	Termination For Cause	Covered Termination within two years following a Change in Control (1)
Base Salary	$1,250,000	—	—	—	$1,875,000
Short-Term Incentives	$1,250,000	—	—	—	$3,750,000
Unvested and Accelerated Stock Options (2)	$2,189,210	—	$2,189,210	—	$2,189,210
Unvested and Accelerated RSUs (3)	$3,876,362	—	$3,876,362	—	$3,876,362
Accrued but unused Vacation (4)	—	—	—	—	—
Life Insurance & AD&D Proceeds	—	—	$1,000,000	—	—
Health Insurance Continuation (5)	$18,146	—	—	—	$27,147
Tax gross-up payments (280G calculation)	—	—	—	—	$1,603,325
TOTAL	$8,583,718	—	$7,065,572	—	$13,321,044

(1)	Stock options and RSUs vest in full immediately upon a change in control.

(2)	Based on a Black-Scholes pricing model weighted average fair value of stock options granted of $13.80 per share multiplied by the number of shares underlying the unvested and accelerated stock options. For additional information on our valuation of stock options, see Note 9 of our audited financial statements in our Form 10-K.

(3)	Based on Seahawk’s closing stock price of $22.54 per share on December 31, 2009.

(4)	Seahawk’s vacation policy does not allow for the carryover of accrued but unused vacation.

(5)	Consists of the estimated cost for health insurance continuation for Mr. Stilley and his immediate family for three years.

WILLIAM C. HOFFMAN

Type of Compensation	Covered Termination prior to a Change in Control	Termination other than a Covered Termination or Death	Death	Termination For Cause	Covered Termination within one year following a Change in Control (1)
Base Salary	$400,000	—	—	—	$800,000
Short-Term Incentives	$300,000	—	—	—	$1,200,000
Unvested and Accelerated Stock Options	—	—	—	—	—
Unvested and Accelerated RSUs (2)	$1,914,232	—	$1,914,232	—	$1,914,232
Accrued but unused Vacation (3)	—	—	—	—	—
Life Insurance & AD&D Proceeds	—	—	$1,000,000	—	—
Health Insurance Continuation (4)	$13,487	—	—	—	$26,973
Tax gross-up payments (280G calculation)	—	—	—	—	—
TOTAL	$2,627,719	—	$2,914,232	—	$3,941,205

(1)	RSUs vest in full immediately upon a change in control.

(2)	Based on Seahawk’s closing stock price of $22.54 per share on December 31, 2009.

(3)	Seahawk’s vacation policy does not allow for the carryover of accrued but unused vacation.

(4)	Consists of the estimated cost for health insurance continuation for Mr. Hoffman and his immediate family for one year.

STEVEN A. MANZ (1)

Type of Compensation	Covered Termination prior to a Change in Control	Termination other than a Covered Termination or Death	Death	Termination For Cause	Covered Termination within one year following a Change in Control (2)
Base Salary	$300,000	—	—	—	$600,000
Short-Term Incentives	$225,000	—	—	—	$900,000
Unvested and Accelerated Stock Options (3)	$456,087	—	$456,087	—	$456,087
Unvested and Accelerated RSUs (4)	$1,199,804	—	$1,199,804	—	$1,199,804
Accrued but unused Vacation (5)	—	—	—	—	—
Life Insurance & AD&D Proceeds	—	—	$1,000,000	—	—
Health Insurance Continuation (6)	$13,487	—	—	—	$26,973
Tax gross-up payments (280G calculation)	—	—	—	—	—
TOTAL	$2,194,378	—	$2,655,891	—	$3,182,864

(1)	For a description of the amounts payable to Mr. Manz in connection with the termination of his employment agreement on March 23, 2010, see “Employment Agreements with Named Executive Officers—Steven A. Manz Employment Agreement and Separation Agreement.”

(2)	Stock options and RSUs vest in full immediately upon a change in control.

(3)	Based on a Black-Scholes pricing model weighted average fair value of stock options granted of $13.80 per share multiplied by the number of shares underlying the unvested and accelerated stock options. For additional information on our valuation of stock options, see Note 9 of our audited financial statements in our Form 10-K.

(4)	Based on Seahawk’s closing stock price of $22.54 per share on December 31, 2009.

(5)	Seahawk’s vacation policy does not allow for the carryover of accrued but unused vacation.

(6)	Consists of the estimated cost for health insurance continuation for Mr. Manz and his immediate family for one year.

ALEJANDRO CESTERO

Type of Compensation	Covered Termination prior to a Change in Control	Termination other than a Covered Termination or Death	Death	Termination For Cause	Covered Termination within one year following a Change in Control (1)
Base Salary	$285,000	—	—	—	$570,000
Short-Term Incentives	$142,500	—	—	—	$570,000
Unvested and Accelerated Stock Options (2)	$314,706	—	$314,706	—	$314,706
Unvested and Accelerated RSUs (3)	$1,298,259	—	$1,298,259	—	$1,298,259
Accrued but unused Vacation (4)	—	—	—	—	—
Life Insurance & AD&D Proceeds	—	—	$1,000,000	—	—
Health Insurance Continuation (5)	$13,487	—	—	—	$26,973
Tax gross-up payments (280G calculation)	—	—	—	—	—
TOTAL	$2,053,952	—	$2,612,965	—	$2,779,938

(1)	Stock options and RSUs vest in full immediately upon a change in control.

(2)	Based on a Black-Scholes pricing model weighted average fair value of stock options granted of $13.80 per share multiplied by the number of shares underlying the unvested and accelerated stock options. For additional information on our valuation of stock options, see Note 9 of our audited financial statements in our Form 10-K.

(3)	Based on Seahawk’s closing stock price of $22.54 per share on December 31, 2009.

(4)	Seahawk’s vacation policy does not allow for the carryover of accrued but unused vacation.

(5)	Consists of the estimated cost for health insurance continuation for Mr. Cestero and his immediate family for one year.

OSCAR A. GERMAN (1)

Type of Compensation	Covered Termination prior to a Change in Control	Termination other than a Covered Termination or Death	Death	Termination For Cause	Covered Termination within one year following a Change in Control (2)
Base Salary	$240,000	—	—	—	$480,000
Short-Term Incentives	$120,000	—	—	—	$480,000
Unvested and Accelerated Stock Options (3)	$262,250	—	$262,250	—	$262,250
Unvested and Accelerated RSUs (4)	$935,703	—	$935,703	—	$935,703
Accrued but unused Vacation (5)	—	—	—	—	—
Life Insurance & AD&D Proceeds	—	—	$1,000,000	—	—
Health Insurance Continuation (6)	$13,487	—	—	—	$26,973
Tax gross-up payments (280G calculation)	—	—	—	—	—
TOTAL	$1,571,440	—	$2,197,953	—	$2,184,926

(1)	For a description of the amounts paid and payable to Mr. German in connection with the termination of his employment with us effective January 29, 2010, see “Employment Agreements with Named Executive Officers—Oscar A. German Employment Agreement and Separation Agreement.”

(2)	Stock options and RSUs vest in full immediately upon a change in control.

(3)	Based on a Black-Scholes pricing model weighted average fair value of stock options granted of $13.80 per share multiplied by the number of shares underlying the unvested and accelerated stock options. For additional information on our valuation of stock options, see Note 9 of our audited financial statements in our Form 10-K.

(4)	Based on Seahawk’s closing stock price of $22.54 per share on December 31, 2009.

(5)	Seahawk’s vacation policy does not allow for the carryover of accrued but unused vacation.

(6)	Consists of the estimated cost for health insurance continuation for Mr. German and his immediate family for one year.

Director Compensation

Our Nominating and Corporate Governance Committee will periodically review the compensation of the Board of Directors and, from time to time, recommend changes thereto to the full Board of Directors. The committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Directors who are employees receive no additional compensation for serving on the Board of Directors.

The annual cash retainer for the Chairman of the Board is $100,000, payable in four equal quarterly installments. Each other director who is not an employee of our company receives an annual cash retainer of $50,000, payable in four equal quarterly installments, a fee of $1,500 for each board and committee meeting attended, and a fee of $1,000 for participating in a telephonic meeting. In addition, the chairman of our Audit Committee receives an annual fee of $15,000; the chairman of our Compensation Committee receives an annual fee of $15,000; and the chairman of our Nominating and Corporate Governance Committee receives an annual fee of $10,000. We also reimburse directors for expenses they may incur in attending board and committee meetings.

In 2009, all non-employee board members received an initial RSU award equal to $150,000 upon being appointed to the Board of Directors. The RSU awards were made under our LTIP. For the initial RSU award in 2009, the number of RSUs awarded to each non-employee director totaled $150,000 divided by the closing sale price of our common stock on August 24, 2009, the date of award. We anticipate that each non-employee director will receive an annual $75,000 RSU award.

The RSUs granted to non-employee board members in 2009 vested immediately upon grant and are payable in stock on the one-year anniversary of the date of grant. However, a non-employee board member may elect to receive the stock payable under the RSUs at a date specified by the board member that is later than the one-year anniversary of the date of grant, upon the board member’ separation from service with Seahawk, or upon the earlier or later of those two options. If a board member elects to defer settlement of his or her RSUs, the board member may elect to receive the payment in one lump sum payment or in installments. Regardless of a board member’s election, the RSUs are paid in full upon the board member’s death or disability or a change in control of Seahawk.

Director Compensation Table

The table below summarizes the total compensation of each of our non-employee directors for 2009:

Name	Fees earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings	All Other Compen- sation ($)	Total ($)
Stephen A. Snider	$50,000	$150,000	—	—	—	—	$200,000
Richard J. Alario	$44,000	$150,000	—	—	—	—	$194,000
Mark E. Baldwin	$35,000	$150,000	—	—	—	—	$185,000
Franklin Myers	$38,000	$150,000	—	—	—	—	$188,000
John T. Nesser, III,	$41,500	$150,000	—	—	—	—	$191,500
Edmund P. Segner, III	$42,500	$150,000	—	—	—	—	$192,500

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718. The amounts were calculated using the assumptions made in the valuation described in Note 9 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. As of December 31, 2009, each non-employee director had 5,697 RSUs outstanding.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued under all of our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders (1)	1,009,322	$25.95	830,556	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	1,009,322	$25.95	830,556

(1)	Consists of the Seahawk Drilling, Inc. Employee Stock Purchase Plan and the Seahawk Drilling, Inc. 2009 Long-Term Incentive Plan.

(2)	As of December 31, 2009, 430,556 shares remained available for issuance under the Seahawk Drilling, Inc. 2009 Long-Term Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2010, we have issued an additional 211,114 awards under the plan in the form of RSUs. As of December 31, 2009, 400,000 shares remained available for issuance under the Employee Stock Purchase Plan. These shares could be issued only in the form of shares of our common stock.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Segner (Chairman), Baldwin and Myers. The Audit Committee’s purpose is to assist the Board of Directors in overseeing the integrity of our financial statements, the compliance by us with legal and regulatory requirements, the independence, qualifications and performance of our independent auditors and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The Board of Directors has determined that the members of the Audit Committee are independent under applicable provisions of the Exchange Act and Nasdaq standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with KPMG LLP, our independent registered public accounting firm for 2009, those matters KPMG communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with KPMG its independence from us and received from KPMG the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. This discussion and disclosure informed the Audit Committee of the independence of KPMG and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by KPMG not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of KPMG. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and KPMG. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that these audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted,

Edmund P. Segner, III, Chairman
Mark E. Baldwin
Franklin Myers

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON PROXY CARD)

KPMG LLP served as our principal independent registered public accounting firm for the fiscal year ended December 31, 2009. KPMG has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2010. This appointment is being presented to the stockholders for ratification. Representatives of KPMG are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of KPMG requires the affirmative vote of at least a majority of the votes cast on the matter. Your Board of Directors recommends a vote “FOR” such ratification.

We are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2010. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Seahawk and its stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2009, and fees billed for other services rendered by KPMG LLP during those periods.

2009
(In thousands)
Audit Fees (1)	$838
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

Total (2)	$838

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and subsidiary audits, and services normally provided by the independent registered public accountant in connection with statutory and regulatory filings.

(2)	Total fees paid does not include fees paid to KPMG by Pride as part of the spin-off, which included attest services for our combined financial statements prior to August 24, 2009.

The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Exchange Act and applicable SEC rules. All services provided by our independent public accounting firm in 2009 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2011 Annual Meeting

To be included in the proxy materials for the 2011 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 10, 2010. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2011 annual meeting, notice will have to be delivered or received by us no earlier than January 12, 2011 or later than February 11, 2011. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to Alejandro Cestero, Secretary, Seahawk Drilling, Inc., 5 Greenway Plaza, Suite 2700, Houston, Texas 77046. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, are available without charge to stockholders upon request to Investor Relations, at the principal executive offices of Seahawk Drilling, Inc., 5 Greenway Plaza, Suite 2700, Houston, Texas 77046.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, telephone number (713) 369-7300. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2009 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope as soon as possible.

If you would like to attend the meeting and vote in person, you may contact Seahawk Drilling, Inc. at (713) 369-7300 (Attention: Corporate Secretary) for directions to the meeting.

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▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTORS AND “FOR” ITEM 2.

Please mark your votes as indicated in this example ☒

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See Instructions below)		FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS Nominees: 01 Randall D. Stilley 02 Stephen A. Snider	☐	☐	☐	2 RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.)				This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned for the 2010 Annual Meeting of Stockholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED IN THIS PROXY CARD AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” ITEM 2. IF ANY OTHER BUSINESS PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN.

		Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Seahawk Drilling, Inc. account online.

Access your Seahawk Drilling, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Seahawk Drilling, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• Make address changes • Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

PROXY

SEAHAWK DRILLING, INC.

2010 Annual Meeting of Stockholders to be held on May 12, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Randall D. Stilley and Alejandro Cestero, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Seahawk Drilling, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders of the company to be held on May 12, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

71057